EXHIBIT 4.8


                              ALBERTSON'S SAVINGS &

                               RETIREMENT ESTATES

                 (AMENDED AND RESTATED AS OF SEPTEMBER 26, 1999)




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                                TABLE OF CONTENTS

ARTICLE I...................................................................1
DEFINITIONS.................................................................3
   2.1 Accounts.............................................................3
   2.2 Additional Contributions.............................................4
   2.3 Affiliated Company...................................................4
   2.4 Anniversary Date.....................................................4
   2.5 Annual Additions.....................................................4
   2.6 Beneficiary..........................................................5
   2.7 Board of Directors...................................................5
   2.8 Break in Service.....................................................5
   2.9 Calendar Quarter.....................................................7
   2.10 Code................................................................7
   2.11 Committee...........................................................7
   2.12 Company.............................................................8
   2.13 Company Contributions...............................................8
   2.14 Company Stock.......................................................8
   2.15 Compensation........................................................8
   2.16 Computation Period.................................................10
   2.17 Disability.........................................................11
   2.18 Disability Status..................................................11
   2.19 Earnings...........................................................11
   2.20 Effective Date.....................................................11
   2.21 Eligible Employee..................................................11
   2.22 Employee...........................................................12
   2.23 Employment Commencement Date.......................................12
   2.24 ERISA..............................................................12
   2.25 Forfeitures........................................................12
   2.26 Fund Unit..........................................................13
   2.27 Hardship...........................................................13
   2.28 Highly Compensated Employee........................................13
   2.29 Hour of Service....................................................15
   2.30 Investment Fund....................................................16
   2.31 Investment Manager.................................................17
   2.32 Leave of Absence...................................................17
   2.33 Normal Retirement Age..............................................17
   2.34 Participant........................................................17
   2.35 Participant Contributions..........................................17
   2.36 Plan...............................................................17
   2.37 Plan Administrator.................................................17
   2.38 Plan Year..........................................................18
   2.39 Reemployment Commencement..........................................18
   2.40 Rollover Contributions.............................................18

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   2.41 Sharing Contributions..............................................18
   2.42 Suspense Account...................................................19
   2.43 Tax Deferred Contributions.........................................19
   2.44 Taxed Contributions................................................19
   2.45 Trust and Trust Fund...............................................19
   2.46 Trustee............................................................19
   2.47 Valuation Date.....................................................19
   2.48 Year of Service....................................................19

ARTICLE III................................................................22
ELIGIBILITY AND PARTICIPATION..............................................22
   3.1 Participation.......................................................22
   3.2 Participants in Prior Plans.........................................22

ARTICLE IV.................................................................23
PARTICIPANT CONTRIBUTIONS..................................................23
   4.1 Election............................................................23
   4.2 Amount Subject to Election..........................................23
   4.3 Limitation on Compensation Deferrals................................24
   4.4 Provisions for Return of Excess Tax
   Deferred Contributions over $7,000......................................27
   4.5 Provision for Recharacterization or Return of Excess
   Deferrals by Highly Compensated Participants............................29
   4.6 Limitations on Taxed Contributions and Company Contributions........31
   4.7 Provision for Disposition of Excess Taxed Contributions or
   Company Match on Contributions on Behalf of Highly Compensated
   Participants............................................................33
   4.8 Termination of, Change in Rate of, or Resumption of Deferrals.......36
   4.9 Character of Contributions..........................................37
   4.10 Rollover Contributions.............................................37

ARTICLE V..................................................................38
TRUST FUND AND COMPANY CONTRIBUTIONS.......................................38
   5.1 Trust Fund..........................................................38
   5.2 Company Contributions...............................................38
   5.3 Form of Company Contributions.......................................38
   5.4 Investment of Trust Assets..........................................38
   5.5 American Stores Company Stock Fund..................................40
   5.6 Irrevocability......................................................41
   5.7 Company, Committee and Trustee Not Responsible for Adequacy
   of Trust Fund...........................................................41

ARTICLE VI.................................................................42
ACCOUNTS AND ALLOCATIONS...................................................42
   6.1 Participants'Accounts...............................................42
   6.2 Allocation of Amounts Contributed by Participants...................42
   6.3 Allocation of Company Contributions and Forfeitures.................42
   6.4 Valuation of Participants'Accounts..................................46
   6.5 Treatment of Accounts Upon Termination of Employment................48
   6.6 Miscellaneous Valuation Rules.......................................48

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ARTICLE VII................................................................49
VESTING IN PLAN ACCOUNTS...................................................49
   7.1 No Vested Rights Except as Herein Provided..........................49
   7.2 Vesting Schedule....................................................49
   7.3 Permissive Vesting..................................................50
   7.4 Vesting of Participant Contributions................................50
   7.5 Vesting During Leave of Absence.....................................50

ARTICLE VIII...............................................................52
PAYMENT OF PLAN BENEFITS...................................................52
   8.1 Payment of Benefits.................................................52
   8.2 Designation of Beneficiary..........................................55
   8.3 Distribution Rules..................................................56
   8.4 Forfeitures.........................................................58
   8.5 Valuation of Plan Benefits..........................................59
   8.6 Lapsed Benefits.....................................................59
   8.7 Persons Under Legal Disability......................................59
   8.8 Additional Documents................................................60
   8.9 Direct Transfers....................................................60
8.10 Election for Direct Rollover..........................................60

ARTICLE IX.................................................................63
OPERATION AND ADMINISTRATION OF THE PLAN...................................63
   9.1 Plan Administration.................................................63
   9.2 Committee Powers....................................................63
   9.3 Investment Manager..................................................65
   9.4 Funding Policy......................................................65
   9.5 Committee Procedure.................................................66
   9.6 Compensation of Committee Members and Plan Expenses.................66
   9.7 Resignation and Removal of Members..................................67
   9.8 Appointment of Successors...........................................67
   9.9 Records.............................................................67
   9.10 Reporting and Disclosure...........................................68
   9.11 Reliance Upon Documents and Opinions...............................68
   9.12 Reliance on Committee Memorandum...................................68
   9.13 Multiple Fiduciary Capacity........................................69
   9.14 Limitation on Liability............................................69
   9.15 Indemnification....................................................69
   9.16 Bonding............................................................69
   9.17 Voting and Other Rights of Company Stock...........................70
   9.18 Prohibition Against Certain Actions................................71

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9.19 Military Service .....................................................72

ARTICLE X..................................................................73
MERGER OF COMPANY, MERGER OF PLAN..........................................73
   10.1 Effect of Reorganization or Transfer of Assets.....................73
   10.2 Merger Restriction.................................................73

ARTICLE XI.................................................................74
   11.1 Plan Termination...................................................74
   11.2 Discontinuance of Contributions....................................74
   11.3 Rights of Participants.............................................75
   11.4 Trustee's Duties on Termination....................................75
   11.5 Partial Termination................................................76

ARTICLE XII................................................................77
APPLICATION FOR BENEFITS...................................................77
   12.1 Application for Benefits...........................................77
   12.2 Action on Application..............................................77
   12.3 Appeals............................................................78

ARTICLE XIII...............................................................79
LIMITATIONS ON CONTRIBUTIONS...............................................79
   13.1 General Rule.......................................................79
   13.2 Other Defined Contribution Plans...................................80
   13.3 Defined Benefit Plans..............................................80
   13.4 Adjustments for Excess Annual Additions............................81
   13.5 Affiliated Company.................................................84

ARTICLE XIV................................................................85
RESTRICTION ON ALIENATION..................................................85
   14.1 General Restrictions Against Alienation............................85
   14.2 Qualified Domestic Relations Orders................................85
   14.3 Authorized Participant Loans.......................................89
   14.4 Group Insurance Payments Through December 31, 1992.................92

ARTICLE XV.................................................................93
SPECIAL TOP-HEAVY RULES....................................................93
   15.1 Applicability......................................................93
   15.2 Definitions........................................................93
   15.3 Top-Heavy Status...................................................94
   15.4 Contributions......................................................96
   15.5 Maximum Annual Additions...........................................97
   15.6 Vesting Rules......................................................97
   15.7 Noneligible Employees..............................................98

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ARTICLE XVI................................................................99
PLAN AMENDMENTS............................................................99
   16.1 Amendments.........................................................99
   16.2 Retroactive Amendments............................................100

ARTICLE XVII..............................................................101
SURVIVOR ANNUITY REQUIREMENTS.............................................101
   17.1 Application of Article............................................101
   17.2 Definitions.......................................................101
   17.3 Form of Benefits Provided.........................................102
   17.4 Elections With Respect to Survivor Annuities......................102
   17.5 Marriage Requirement..............................................104
   17.6 Lump Sum Distributions............................................105
   17.7 Security for Loans................................................105
   17.8 Purchase of Annuity Contract to Provide Benefits..................106

ARTICLE XVIII.............................................................107
MISCELLANEOUS.............................................................107
   18.1 No Enlargement of Employee Rights.................................107
   18.2 Inspection of Records.............................................107
   18.3 Mailing of Payments and Addresses.................................107
   18.4 Notices and Communications........................................107
   18.5 Governing Law.....................................................108
   18.6 Interpretation....................................................108
   18.7 Withholding For Taxes.............................................108
   18.8 Successors and Assigns............................................108
   18.9 Counterparts......................................................108


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                              ALBERTSON'S SAVINGS &
                               RETIREMENT ESTATES

                   (Amended and Restated as of September 26, 1999)


                                    ARTICLE I

                                NAME AND PURPOSES

         Effective as of January 1, 1985, American Stores Company ("ASC") established a tax qualified profit sharing plan under Code Section 401(a) with a cash or deferred arrangement feature under Code Section 401(k), for Eligible Employees of the ASC, known as the "American Stores Retirement Estates" (the "Plan"). A restated Plan document was adopted, effective January 1, 1989 (the "1989 Restatement"), and was intended to fully replace and restate the provisions of the Plan document in effect prior to said date in order to accomplish the following:

         (a) To bring certain Plan language into conformity with recent developments in applicable federal pension law; and,

         (b)  To  implement  certain  Plan  design  modifications   intended  to
         facilitate and improve the efficient administration of the Plan.

         A restated Plan document was adopted in 1990 (the "1990 Restatement"), generally effective January 1, 1989, and was intended to fully replace and restate the provisions of the 1989 Restatement and all amendments to the 1989 Restatement in order to accomplish the following:

         (a) To incorporate the provisions of the First, Second, and Third Amendments to the 1989 Restatement into a single restated document; and,

         (b) To implement the proposed Fourth Amendment to the 1989 Restatement submitted to the Internal Revenue Service for a favorable determination letter and on which such favorable determination letter was issued on June 7, 1990.

         A second restated Plan document was adopted in 1990 (the "Second 1990 Restatement"), effective January 1, 1989, and was intended fully to replace and restate the provisions of the 1990 Restatement primarily to provide for the merger of the Lucky Stores Retirement Estates into the Plan as of January 1, 1991 and the compliance with the requirements of Code Section 411(d)(6).

         A restated Plan document was adopted in 1992 (the "1992 Restatement"), effective December 14, 1992 and was intended fully to replace and restate the provisions of the Second 1990 Restatement primarily to provide for the transfer of the recordkeeping and administrative services for the Plan from ASC to Fidelity Institutional Retirement Services Company. All administrative rules adopted prior to December 14, 1992 in connection with this Plan were superseded and repealed.

         The 1994 Restatement was adopted to incorporate the 1992 Restatement and subsequent amendments which addressed certain changes in the law and Plan modifications.

         Effective August 1, 1996, ASRE was merged with Jewel Companies Retirement Estates ("JCRE"), with ASRE being the surviving plan. Immediately after the merger, each participant in the merged plan had an account balance equal to the sum of the account balances the participant had in the plans immediately prior to the merger.

         Effective June 23, 1999, ASC merged with a subsidiary of Albertson's Inc. ("Albertson's") and ASC became a subsidiary of Albertson's. Effective September 26, 1999, Albertson's hereby adopts and assumes the obligations of the Plan and expands eligibility to include certain employees of Albertson's and its subsidiaries. The portion of the Albertson's Employees Tax Deferred Savings Plan ("Savings Plan") attributable to participants in the Savings Plan who become eligible to participate in ASRE is hereby merged into ASRE, with ASRE, as amended and restated herein, being the surviving plan. The related trust assets are transferred to the Master Trust Agreement for the Albertson's, Inc. Benefit Plans. Immediately after the merger and transfer, each participant in the merged plan shall have an account balance equal to the sum of the account balances the participant had in the plans immediately prior to the merger. Therefore, an amended and restated Plan is being adopted effective September 26, 1999, to document Albertson's adoption of the Plan, to effect the merger of a portion of the Savings Plan into ASRE, to implement certain Plan design modifications and to incorporate amendments adopted since the 1994 Restatement and changes in the law.

         The Plan is intended to constitute a plan described in ERISA Section 404(c). Consequently, notwithstanding any other provision of this Plan to the contrary, that one or more fiduciaries of the Plan shall be relieved of responsibility for investment decisions made by Participants to the maximum extent contemplated by ERISA Section 404(c) and the Department of Labor Regulations promulgated thereunder.

         Unless otherwise expressly provided, this amended and restated Plan shall apply only to periods which commence on or after September 26, 1999.

                                   ARTICLE II

                                   DEFINITIONS

2.1      Accounts.

         "Accounts" or "Participant's Accounts" shall mean each of the following accounts maintained for a Participant:

         (a) Taxed Contributions Account which holds his/her Taxed Contributions made hereunder and earnings thereon as well as post-tax contributions made under the American Stores Company Employees' Thrift Plan and earnings thereon.

         (b) Tax Deferred Contributions Account which holds his/her Tax Deferred Contributions and earnings thereon as well as similar contributions made under the Lucky Stores Retirement Estates and the Albertson's Employees Tax Deferred Savings Plan and earnings thereon.

         (c) Company Match on Contributions Account which holds his/her share of the Company contribution made under Section 6.3(b) hereof and earnings thereon.

         (d) Company Contribution on Pay Account which holds his/her share of the Company contribution made with respect to his/her Compensation during a Plan Year under Section 6.3 hereof and earnings thereon.

         (e) Company Contribution on Pay (Fully Vested) Account which holds his/her share of the Company contribution made with respect to his/her deemed compensation as provided in Section 6.3(c)(iii) hereof during a Plan Year under Section 6.3(c) hereof and earnings thereon and amounts transferred as provided in Section 7.3 hereof and earnings thereon.

         (f) Rollover Account which holds his/her amounts representing Rollover Contributions made after September 30, 1992 and earnings thereon.

         (g) Prior  Plans  Account  which  holds  his/her  amounts  representing
         Rollover Contributions made prior to October 1, 1992 and earnings thereon and interests in the American Stores Retirement Plan, American Stores Stock Ownership Plan, the Skaggs Profit Sharing Plan, and employer contributions under the American Stores Company Employees' Thrift Plan and earnings thereon; provided, however, that amounts representing Rollover Contributions by a Participant who had fewer than five (5) years of participation in the Plan as of October 1, 1992 or whose Rollover Contributions were made after September 30, 1991 shall be credited to the Participant's Rollover Account.

2.2      Additional Contributions.

         "Additional Contributions" of a Participant shall mean his/her Contributions (whether Taxed or Tax Deferred) in excess of six percent (6%) of Compensation. Additional Contributions shall not share in allocations of Company Contributions and Forfeitures.

2.3      Affiliated Company.

         "Affiliated Company" shall mean:

         (a) Any corporation that is included in a controlled group of corporations, within the meaning of Section 414(b) of the Code, that includes the Company;

         (b) Any trade or business that is under common control with the Company within the meaning of Section 414(c) of the Code; and

         (c) Any Participant of an affiliated service group, within the meaning of Section 414(m) of the Code, that includes the Company.

2.4      Anniversary Date.

         "Anniversary Date" shall mean the last day of each Plan Year.

2.5      Annual Additions.

         "Annual Additions" shall mean, for a particular Participant on behalf of any Plan Year, the sum of:

         (a) The amount credited to the Participant's Accounts from Company Contributions (including Tax Deferred Contributions) for the Plan Year;

         (b) The Participant's Taxed Contributions;

         (c) Forfeitures;

         (d) Any amounts allocated to an account established under a pension or annuity plan to provide medical benefits with respect to a Participant after retirement under Section 401(h) of the Code.

         (e) Any amounts allocated for such Plan Year which amounts are derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post retirement medical or life insurance benefits allocated to the separate account of a key employee (as defined in Code Section 416(i)) under Code Section 419A(d)(1).

         (f) Excess deferral amounts determined pursuant to Section 4.4, 4.5, and 4.7.

Notwithstanding the foregoing, Paragraphs (d) and (e) above shall not be included as Annual Additions for the purpose of applying the limitation contained in Section 13.1(a)(ii). A Participant's Rollover Contributions shall not be taken into account in determining the amount of his/her Annual Additions.

2.6      Beneficiary.

         "Beneficiary" or "Beneficiaries" shall mean the person or persons last designated by a Participant as set forth in Section 8.2 or, if there is no designated Beneficiary or surviving Beneficiary, the person or persons designated pursuant to Section 8.2 to receive the interest of a deceased Participant in such event.

2.7      Board of Directors.

         "Board of Directors" shall mean the Board of Directors(or its delegate) of Albertson's, Inc. as it may from time to time be constituted.

2.8      Break in Service

         For Employees hired on or after the Effective Date, the following provisions shall apply with respect to Breaks in Service.

                  (a) For purposes of eligibility for participation, Breaks in Service shall mean a twelve (12) consecutive month period commencing on the Employee's Employment Commencement Date or Reemployment Commencement Date (as the case may be) in which the Employee does not complete more than five hundred (500) Hours of Service.

                           (i) The following provisions of this Section 2.8 shall apply in Plan Years beginning after December 31, 1984 to an Employee who is absent from work for any period

                                    (A)  By  reason  of  the  pregnancy  of  the
                                    Employee,

                                    (B)  By  reason of  the  birth of a child of
                                    the Employee,

                                    (C)  By  reason  of the placement of a child
                                    with the Employee in connection with the adoption of the child by the Employee, or

                                    (D)  For  purposes of  caring for  the child
                                    for a period beginning immediately following the birth or placement.

                           (ii) The number of Hours of Service to which an Employee described in Paragraph (i) shall be credited with shall be --

                                    (A)  The  number   which   otherwise   would
                                    normally have been credited to the Employee but for the absence, or

                                    (B) If the number  described in Subparagraph
                                    (i)   above   is  not   capable   of   being
                                    determined, eight (8) Hours of Service per day of such absence, provided that the total number of hours treated as Hours of Service under this Paragraph (B) shall not exceed five hundred one (501) and that these Hours of Service shall be taken into account solely for purposes of determining whether or not the Employee has incurred a Break in Service.

                           (iii) The Hours described in Paragraph (ii) shall be credited to the Computation Period --

                                    (A) In which the absence  from work  begins,
                                    if the  Employee  would  be  prevented  from
                                    incurring   a  Break  in   Service  in  that
                                    Computation Period solely because the period of absence is treated as Hours of Service under this Section 2.8, or as

                                    (B) In any other case, in the immediately following Computation Period.

                           (iv) The above provisions of this Section 2.8 shall not apply to an Employee described in Paragraph (a)
                           (i) unless the Employee provides such timely information as the Committee may reasonably require to establish that

                                    (A) The absence is for reasons described in Paragraph (a) (i), and

                                    (B) The number of days for which there was such an absence.

                  (b) For purposes of vesting, a Break in Service shall mean in the case of any Employee after he/she has become a Participant and while he/she remains a Participant, a twelve (12) consecutive month period commencing with the date on which the Employee's employment or Leave of Absence is terminated during which the Employee is not credited with an Hour of Service. Notwithstanding the above, for Plan Years beginning after December 31, 1984, in the case of an Employee who is absent from work for Maternity or Paternity Leave, the twelve (12) consecutive month period beginning on the date on which the Employee's employment or Leave of Absence is terminated shall not constitute a Break in Service. The termination date of an Employee who is absent from service beyond the first anniversary date of absence by reason of a Maternity or Paternity Leave shall occur on the second anniversary of the first date of such absence. The period between the first and second anniversaries of the first date of absence from work shall be considered neither a Year of Service nor a Break in Service. "Maternity or Paternity Leave" shall mean an absence from work for any period--

                  (i)   By reason of the pregnancy of the Employee,

                  (ii)  By reason of the birth of a child of the Employee,

                  (iii) By reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee, or

                  (iv) For purposes of caring for the child for a period beginning immediately following the birth or placement.

         However, the provisions of the preceding sentence shall not apply unless the Employee provides such timely information as the Committee may reasonably require to establish that the absence is for the reasons listed above and the number of days for which there was such an absence.

2.9      Calendar Quarter.

         "Calendar Quarter" shall mean the period of three (3) successive months beginning on the first day of any January, April, July or October.

2.10     Code.

         "Code shall mean the Internal Revenue Code of 1986, as in effect on the date of execution of this Plan document and as thereafter amended from time to time.

2.11     Committee.

         "Committee" shall mean the Albertson's, Inc. Benefit Plans Committee described in Article IX.

2.12     Company.

         (a) Effective September 26, 1999, "Company" shall mean Albertson's, Inc., or any successor thereof, if its successor shall adopt this Plan. Prior to September 26, 1999, "Company" meant American Stores Company.

         (b) In addition, unless the context indicates otherwise, as used in this Plan the term "Company" shall also mean and include any Affiliated Company (or similar entity) that has been granted permission by the Board of Directors to participate in this Plan. This permission shall be granted under such conditions and upon such conditions as the Board of Directors deems appropriate.

2.13     Company Contributions.

         "Company Contributions" shall mean all amounts (whether in cash or Company Stock) paid by the Company into the Trust Fund established and maintained under the provisions of this Plan for the purpose of providing benefits for Participants and their Beneficiaries.

2.14     Company Stock.

         "Company Stock" shall mean whichever of the following is applicable.

         (a) So long as the Company has only one class of common stock, that class of stock.

         (b) In the event the Company at any time has more than one class of stock, the class (or classes) of the Company's stock that constitutes "Employer Securities" as that term is defined Code Section 409(1).

2.15     Compensation.

         (a) "Compensation" shall mean a Participant's straight-time earnings, overtime, and any bonus or other amounts paid by the Company by reason of services performed by an Employee (including payments pursuant to amounts previously deferred under a nonqualified deferred compensation plan) and including a Participant's Tax Deferred Contributions and Taxed Contributions to this Plan, and wage replacement benefits under Company-sponsored programs for either occupational or non-occupational disability benefits, except as provided in (b)(iv) below, before deductions authorized by the Employee or required by law to be withheld from the Employees of the Company.

         (b) Notwithstanding the foregoing, a Participant's Compensation shall be determined without taking into account any of the following:

                  (i) Contributions or payments by the Company for or on account of an Employee under any nonqualified deferred compensation plan, and any health or welfare plans;

                  (ii) Compensation that is not subject to employer income tax withholding under Code Section 3402 (or any successor thereof), except such Compensation as is provided in Paragraphs b (i) and (d) of this Section 2.15.

                  (iii) Income caused by the exercise of stock options or stock appreciation rights;

                  (iv) Income attributable to benefits received under the long term disability plan maintained by the Company; and

                  (v) Income attributable to severance from Company employment.

         (c) A Participant's Compensation for purposes of this Plan shall be the compensation paid to him/her during the portion of the relevant Plan Year during which he/she was a Participant, irrespective of when such compensation was actually earned.

         (d) Except as is expressly provided to the contrary in this Plan, a Participant's Compensation shall include his Participant Contributions and any amounts covering employee contributions from the pre-tax health care premium payment arrangement under the American Stores Company Before Tax Plan or any similar arrangement sponsored by the Company pursuant to Code Section 125.

         (e) "Compensation" of any Employee taken into account under the Plan for any Plan Year that begins on or after January 1, 1989 shall not exceed the annual compensation limit in effect under Section 401(a)(17) of the Code for a calendar year. Any cost-of-living adjustment in effect for a calendar year under Section 401(a)(17) of the Code shall apply to any period used to determine Compensation, not to exceed twelve (12) months, that begins in such calendar year.

                  (i) "Compensation" of any Employee taken into account under the Plan for any Plan Year that begins on or after January 1, 1994 shall not exceed $150,000, as that amount is adjusted in accordance with Section 401(a)(17)(B) of the Code.

                  (ii) "Compensation" of any Employee taken into account under the Plan for any Plan Year that begins on or after January 1, 1989 and before January 1, 1994, shall not exceed $200,000, as that amount is adjusted at the same time and in the same manner as under Section 415(d) of the Code.

                  (iii) If Compensation for a period of less than twelve (12) months is taken into account for any Plan Year, then, to the extent required by regulations under Section 401(a)(17) of the Code, the otherwise applicable annual Compensation limit provided under this Subsection is reduced in the same proportion as the reduction in the twelve-month period.

                  (iv) The family aggregation rules of Section 414(q)(6) of the Code shall apply for purposes of the annual Compensation limit provided under this Subsection, except in applying such rules, the term "family" shall include only the spouse of the Employee and any lineal descendants of the Employee who have not attained age 19 before the close of the year. If, as a result of the application of such rules the limit is exceeded, then, the limit shall be prorated among the affected individuals in proportion to each such individual's Compensa-tion as determined under this Subsection prior to the application of this limit. Notwithstanding the foregoing, the family aggregation rules of Section 414(a) (b) shall not apply for purposes of determining Compensation in Plan Years beginning after December 31, 1996.

         (f) Prior to the Effective Date, Compensation was determined as provided in the prior plan document.

2.16     Computation Period.

         (a) "Computation Period" shall mean the consecutive twelve (12) month period used for determining whether the Employee is to be credited with a Year of Service or a Break in Service.

         (b) For periods preceding January 1, 1994, an Employee's Initial Computation Period shall be the twelve-month period commencing on his/her Employment Commencement Date or Reemployment Commencement Date (whichever is applicable) and an Employee's second Computation Period (and all subsequent periods) shall be the Plan Year that includes or starts on the same day as the first anniversary of his/her Employment Commencement Date or Reemployment Commencement Date (whichever is applicable).

         (c) Effective as of January 1, 1994, an Employee's Computation Period shall be the twelve-month period commencing on his/her Employment Commencement Date or Reemployment Commencement Date (whichever is applicable).

2.17     Disability.

         "Disability" shall mean the permanent and total disability of a Participant while an Eligible Employee whereby the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The determination as to whether a Participant has incurred a Disability shall be made by the Committee (or its representative).

2.18     Disability Status.

         "Disability Status" shall mean that a Leave of Absence has continued for 52 weeks and is due to a Disability. The determination as to whether a Participant is on a Disability Status after the 52-week Leave of Absence has expired shall be made by the Committee (or its representative).

2.19     Earnings.

         "Earnings" shall mean the Company's operating profits for its fiscal year beginning within the Plan Year before any reduction for retirement plan contributions plus its retained earnings.

2.20     Effective Date.

         "Effective Date" shall mean September 26, 1999, which shall be the Effective Date of this restated Plan document (except as otherwise provided herein). Notwithstanding the foregoing, for periods prior to said Effective Date or such other date as provided herein, and unless otherwise provided herein, and Plan matters shall be subject to the provisions of the predecessor plan document and amendments thereto as in effect prior to September 26, 1999 (except as specifically provided herein), which established the terms of the Plan prior to that date.

2.21     Eligible Employee.

         "Eligible Employee" shall mean any Employee who is not represented in employment by a labor organization unless such organization and the Company have specifically agreed that the Plan shall be applicable to employees so represented, and who is regularly employed in the United States by one or more of the Companies; provided that if an Employee becomes represented in employment by a labor organization and the Company and the labor organization do not specifically agree that the Plan will be applicable to employees so represented, the Employee will cease to be an Eligible Employee.

2.22     Employee.

         (a) "Employee" shall mean each person currently employed in any capacity by the Company or Affiliated Company any portion of whose income is subject to withholding of income tax and/or for whom Social Security contributions are made by the Company. "Employee" shall not include "leased employees" as defined in the Code or any individual designated by the Company as a consultant, independent contractor or other non-employee and notwithstanding whether such individual is determined to be a common law employee of the Company or an Affiliated Company.

         (b) Although Eligible Employees are the only class of Employees eligible to participate in this Plan, the term "Employee" is used to refer to persons employed in a non-Eligible Employee capacity as well as Eligible Employee category. Thus, those provisions of this Plan that are not limited to Eligible Employees, such as those relating to Hours of Service, apply to both Eligible and non-Eligible Employees.

2.23     Employment Commencement Date.

         (a) "Employment Commencement Date" shall mean the date on which an Employee is first credited with an Hour of Service for the Company or an Affiliated Company.

         (b) Except to the extent the Company shall expressly determine otherwise or as expressly provided otherwise in this Plan, an Employee shall not, for purposes of determining his/her Employment Commencement Date, be deemed to have commenced employment with the Company or an Affiliated Company prior to the date on or as of which the operating unit or entity employing him or her became part of or acquired by the Company or an Affiliated Company.

2.24     ERISA.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.25     Forfeitures.

         "Forfeitures" shall mean the nonvested portion of a Participant's benefit that is forfeited in accordance with the provisions of Article VIII.

2.26     Fund Unit.

         "Fund Unit" shall mean a unit of participation in any separate Investment Fund maintained under the Trust pursuant to Section 5.4(b), representing an undivided interest in all of the assets of any such Investment Fund.

2.27     Hardship.

         "Hardship" shall mean, for the purpose of determining whether a Participant has incurred a "hardship" that would permit him or her to receive a distribution under Section 8.1(b), the occurrence of an immediate and heavy financial need of such Participant. The determination of the existence of a Hardship and the amount to be distributed to meet the need created by the Hardship shall be made by the Committee (or its representative) in accordance with the provisions of Section 8.1(b) in a uniform and nondiscriminatory manner.

2.28     Highly Compensated Employee

         (a) For Plan Years beginning on or after January 1, 1997, "Highly Compensated Employee" shall mean any Employee who

                  (i) was a Five Percent Owner during the Plan Year or the preceding Plan Year, or

                  (ii)  for the preceding Plan Year

                        (A) had compensation from the Employer in excess of $80,000 (as adjusted by the Secretary of the Treasury) and

                        (B) if the Employer elects the application of this clause for such preceding year, was in the Top Paid Group.

         (b) Determination of a Highly Compensated Employee shall be in accordance with the following definitions and special rules:

                  (i) An Employee shall be treated as a Five Percent Owner for any Plan Year if at any time during such Year such Employee was a Five Percent Owner (as defined in Section 15.2).

                  (ii) An Employee is in the "Top-Paid Group" of Employees for any Plan Year if such Employee is in the group consisting of the top twenty percent (20%) of the Employees when ranked on the basis of Compensation paid during such Year.

                  (iii) For purposes of this Section the term "Compensation" means Compensation as defined in Code Section 415(c)(3), without regard to the limitations of Code Section 401(a)(17); provided, however, the determination under this Subparagraph
                  (vii) shall be made without regard to Code Sections 125, 402(a)(8), and 402(h)(1)(B), and in the case of employer contributions made pursuant to a salary reduction agreement, without regard to Code Section 403(b).

                  (iv) For  purposes of  determining  the number of Employees in
                  the  "top-paid"  group  under  this  Section,   the  following
                  Employees shall be excluded:

                           (A) Employees who have not completed six (6) months of service with the Company,

                           (B) Employees who normally work less than 17-1/2 hours per week,

                           (C) Employees who normally work not more than six (6) months during any Plan Year, and

                           (D) Employees who have not attained age 21,

                           (E) Except to the extent provided in Treasury Regulations, Employees who are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and Employer, and

                           (F) Employees who are nonresident aliens and who receive no earned income (within the meaning of Code
                           Section 911(d)(2) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).

                  The Employer may elect to apply Subparagraphs  (iv)(A) through
                  (D) above by substituting a shorter period of service, smaller number of hours or months, or lower age for the period of service, number of hours or months, or (as the case may be) than as specified in such Subparagraphs.

                  (v) A former Employee shall be treated as a Highly Compensated Employee if

                           (A) such Employee was a Highly Compensated Employee when such Employee incurred a Severance, or

                           (B) such Employee was a Highly Compensated Employee at any time after attaining age fifty-five (55).

                  (vi) Code Sections 414(b), (c), (m), and (o) shall be applied before the application of this Section. Also, the term "Employee" shall include "leased employee," within the meaning of Code Section 414(n), unless such leased Employee is covered under a "safe harbor" plan of the leasing organization and not covered under a qualified plan of the Employer.

                  (vii) For the purpose of this section, the term "Employer" shall mean the Company and any Affiliated Company.

                  (viii) Notwithstanding the forgoing, non-resident aliens without U.S. source income from the Employer shall be disregarded for all purposes in determining the Highly Compensated Employees of the Employer.

                  Notwithstanding the foregoing, for administrative convenience, the Committee may establish rules and procedures for purposes of identifying Highly Compensated Employees, which rules and procedures may result in an Eligible Employee being deemed to be a Highly Compensated Employee for purposes of the limitations of Article IV and
         Article VI, whether or not such Eligible Employee is an individual described in Code Section 414(q).

2.29     Hour of Service.

         (a)      "Hour of Service" of an Employee shall mean the following:

                  (i) Each hour for which the Employee is paid by the Company or
                  an   Affiliated   Company  or  entitled  to  payment  for  the
                  performance of services as an Employee.

                  (ii) Each hour in or attributable to a period of time during which the Employee performs no duties (irrespective of whether he/she has terminated his/her Employment) due to a vacation, holiday, illness, incapacity (including pregnancy or disability), layoff, jury duty, military duty or a Leave of Absence (if the Leave of Absence is an unpaid medical Leave of Absence, the Employee will accrue hours for the duration of such leave for the first six months of such leave), for which he/she is so paid or so entitled to payment, whether direct or indirect. However, no such hours shall be credited to an Employee if (A) such Employee is directly or indirectly paid or entitled to payment for such hours and (B) such payment or entitlement is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation, or disability insurance laws, or is a payment which solely reimburses the Employee for medical or medically-related expenses incurred by him/her.

                  (iii) Each hour for which he/she is entitled to back pay, irrespective of mitigation of damages, whether awarded or agreed to by the Company or an Affiliated Company, provided that such Employee has not previously been credited with an Hour of Service with respect to such hour under Subparagraphs
                  (i) or (ii) above.

         Hours of Service under Paragraphs (a)(ii) and (a)(iii) shall be calculated in accordance with Department of Labor Regulation 29 C.F.R. ss. 2530.200b-2(b). All Hours of Service determined under the rules of Paragraph (a) shall be credited to the Computation Period to which the payment relates, rather than the period in which it is made.

         (b) In the event that an Employee is compensated for duties performed on a basis other than actual hours worked and no records of the Employee's actual working hours are maintained, the Employee shall be deemed to have completed forty-five (45) Hours of Service for each week, and one-hundred ninety (190) hours per month for monthly paid employees, or portion thereof during which he/she is credited with an Hour of Service for the Company or an Affiliated Company.

         (c) Except to the extent the Company shall expressly determine otherwise or as expressly provided otherwise in this Plan, an Employee shall not receive credit for his/her Hours of Service completed with an Affiliated Company or any operating unit or entity employing him/her prior to the date on or as of which such company, unit or entity becomes part of or is acquired by the Company or an Affiliated Company.

2.30     Investment Fund.

         "Investment Fund" shall mean any of the separate investment funds, including the Company Stock Fund and mutual funds, established or designated by the Committee pursuant to Section 5.4 (b) to provide investment alternatives to Participants for the investment of their Account.

2.31     Investment Manager.

         "Investment Manager" shall mean the one or more Investment Managers, if any, that are appointed pursuant to Section 9.3.

2.32     Leave of Absence.

         "Leave of Absence" shall mean any absence without pay authorized by the Company or an Affiliated Company under its standard personnel practices. All persons under similar circumstances shall be treated alike in the granting of such leaves.

2.33     Normal Retirement Age.

         "Normal Retirement Age" shall mean the Participant's sixty-fifth (65th) birthday provided, however, that Normal Retirement Age for Participants who also were participants in the Albertson's Employees' Tax Deferred Savings Plan prior to the Effective Date of this Plan shall mean the Participant's sixty-second
(62) birthday.

2.34     Participant.

         "Participant" shall mean any Eligible Employee who is a participant in the Plan or any Employee who once was but no longer is an Eligible Employee but who continues to have amounts held in one or more Accounts under the Plan.

2.35     Participant Contributions.

         "Participant   Contributions"   shall  mean  all  of  a   Participant's
Contributions to the Plan, including Taxed Contributions and Tax Deferred Contributions.


2.36     Plan.

         "Plan" shall mean the Albertson's Savings & Retirement Estates herein set forth, and as it may be amended from time to time. Prior to the Effective Date of this restatement, Plan meant American Stores Retirement Estates.

2.37     Plan Administrator.

         "Plan Administrator" shall mean the administrator of the Plan, within the meaning of Section 3 (16) (A) of ERISA. The Plan Administrator shall be the Company or its delegee.

2.38     Plan Year.

         "Plan Year" shall mean the fiscal year of the Plan, which shall be the calendar year.

2.39     Reemployment Commencement Date.

         "Reemployment Commencement Date" shall mean, in the case of an Employee whose employment is terminated and who is subsequently reemployed by the Company or an Affiliated Company, the first day following the termination of his/her employment on which the Employee is credited with an Hour of Service for the Company or an Affiliated Company as an Employee.

2.40.    Rollover Contributions.

         "Rollover Contributions" shall mean:

         (i) A contribution by an Eligible Employee as the result of a distribution from another tax-qualified plan or an individual retirement account or individual retirement annuity (as defined in Code
         Section 408), but only if such contribution consists of amounts attributable to a "qualified total distribution" from a qualified trust as such term is defined in Code Section 402 (a) (5) (E) and earnings thereon or, effective with respect to amounts attributable to distributions made after December 31, 1992, such contribution consists of amounts attributable to an "eligible rollover distribution" as defined in Code Section 402 (c) (4) and earnings thereon;

         (ii) A transfer of assets from the trustee of a tax-qualified retirement plan to the Trustee of this Plan, provided the transaction satisfies the requirements of Section 10.2; or

         (iii) A direct transfer of assets consisting only of amounts attributable to a qualified total distribution from a qualified trust and earnings thereon or, effective with respect to amounts attributable to distribution made after December 31, 1992, amounts attributable to an eligible rollover distribution, from the trustee of a qualified trust or, to the extent permitted by law, from the trustee or custodian of an individual retirement account or individual retirement annuity to the Trustee.

2.41     Sharing Contributions.

         "Sharing Contributions" of a Participant shall mean his/her Contributions (whether Taxed or Tax Deferred) not in excess of six percent (6%) of Compensation. Sharing Contributions shall participate in allocations of Company Contributions and Forfeitures.

2.42     Suspense Account.

         "Suspense Account" shall mean the Account established pursuant to the provisions of Section 13.4 to hold any excess Annual Additions.

2.43     Tax Deferred Contributions.

         "Tax Deferred Contributions" shall mean those contributions made by a Participant which represent pre-tax contributions.

2.44     Taxed Contributions.

         "Taxed   Contributions"  shall  mean  those  contributions  made  by  a
Participant which represent post-tax contributions.

2.45     Trust and Trust Fund.

         "Trust" or "Trust Fund" shall mean the one or more trusts created for funding purposes under the Plan.

2.46     Trustee.

         "Trustee" shall mean the individual or entity acting as a Trustee of the Trust Fund.

2.47     Valuation Date.

         Effective for all additions (including Participant, Company and Rollover Contributions, loan repayments, repayments of prior distributions under
Section 8.4 (b) and forfeitures allocated under Section 6.3 (a) (i)) to the Trust from and after October 1, 1992 and effective as of the Effective Date for all assets of the Trust, "Valuation Date" shall mean the date as of which the Trustee shall determine the value of the assets in the Trust Fund for purposes of determining the value of each Account, which shall be each day of a calendar year on which the New York Stock Exchange is open.

2.48     Year of Service.

         (a) Years of Service for purposes of eligibility to participate shall be computed as follows. Except to the extent the Company shall expressly determine otherwise or as expressly provided otherwise in this Plan, an Employee shall not receive credit for his/her Hours of Service completed with an Affiliated Company or any operating unit or entity employing him/her prior to the date on or as of which such company, unit or entity becomes part of or is acquired by the Company or an Affiliated Company. For periods of service prior to the date on which the Employee becomes a Participant, the Employee will be deemed to have completed a "Year of Service" if he/she completes one thousand (1,000) or more Hours of Service during the relevant Computation Period.

         (b) For periods of service on or after the date on which the Employee becomes a Participant, the Employee will receive credit for the elapsed period of time between the date on which he/she became a Participant and the date on which his/her employment is terminated.

         (c) If the employment of an Employee who has become a Participant is terminated by reason of a quit, discharge, or retirement during an absence from work of twelve months or less for any reason other than a quit, discharge, retirement, or death, and the Employee performs an Hour of Service within twelve (12) months of the date on which the Employee was first absent from work, he/she shall be treated as if no termination had occurred.

         (d) For all purposes of this Plan, the period of service of any Employee who has become a Participant and subsequently incurs a Break in Service shall be determined by aggregating all separate periods of service separated by a Break in Service. The period of service of any Employee who has not become a Participant, does not have to his credit three Years of Service, and incurs one or more Breaks in Service shall be determined by disregarding all service before such Break(s) if the number of consecutive Breaks in Service equals or exceeds the greater of: five (5) or the Employee's total number of Years of Service before his Break(s).

         (e) An Employee shall be credited with his Years of Service with an Affiliated Company, but only to the extent that such service would have been credited under the rules set forth in this Section 2.50. Notwithstanding the foregoing, unless the Company shall provide by resolution of its Board of Directors, an Employee shall not receive credit for his Years of Service with an Affiliated Company for any period of employment with an Affiliated Company prior to such entity becoming an Affiliated Company. Effective for any individual who became an Employee as of the date Lucky Stores Company was acquired by the Company, such Employee shall be credited with his/her years of service with Lucky Stores Company for all purposes under this Plan for the period of employment prior to such acquisition to the extent that such service would have been credited under the rules set forth in this
         Section 2.50.

         (f) For any individual who is an Employee on January 1, 1985, his/her Years of Service shall be the length of his/her service, as determined under the tax-qualified retirement plan maintained by the Company in which the individual participated immediately prior to that date.

         (g) A Participant's years of participation in the Plan shall be measured on the basis of the elapsed period of time between his/her Eligibility Date and the date on which his/her employment is terminated, taking into account all periods of service as provided in Paragraph (d) and disregarding absences of less than twelve (12) months as provided in Paragraph (c).

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

3.1      Participation.

         (a) Each Eligible Employee shall become eligible to participate in the Plan upon the day ("Eligibility Date") the Eligible Employee completes one (1) Year of Service.

         (b) If an Eligible Employee's employment with the Company terminates after the Employee has become a Participant in the Plan, the Employee shall become eligible to participate in the Plan immediately upon his/her Reemployment Commencement Date.

3.2      Participants in Prior Plans.

         Any Employee who was at any time eligible to participate in the Jewel Companies Retirement Estates, the Jewel Supplementary Retirement Estates, the American Stores Company Retirement Plan, the American Stores Company Employees' Thrift Plan, the Albertson's Employees' Tax Deferred Savings Plan, the Albertson's Employees Corporate Pension Plan or the Albertson's Employees Salaried Employees Pension Plan shall automatically be eligible to participate in the Plan , provided he/she is an Eligible Employee.

                                   ARTICLE IV

                            PARTICIPANT CONTRIBUTIONS

4.1      Election.

         (a) Each Eligible Employee may elect to defer the receipt of a portion of his/her Compensation and to have the deferred amount contributed directly by the Company out of its current or accumulated profits for the fiscal year ending within that Plan Year to the Plan as Tax Deferred Contributions. Tax Deferred Contributions may be made only by means of payroll deduction.

         (b) Each Eligible Employee may elect to contribute to the Plan a portion of his/her Compensation as Taxed Contributions. Taxed Contributions may be made by means of either payroll deduction or lump sum contributions. Lump sum contributions are allocated for all purposes of this Plan to the Plan Year in which received.

         (c) The Committee shall prescribe such procedures, either in writing or in practice, as it deems necessary or appropriate for each Participant and each Eligible Employee who will become a Participant to make Contributions pursuant to this Article IV.

4.2      Amount Subject to Election.

         (a) Each Participant who is an Eligible Employee may elect to contribute a whole percentage of his/her Compensation to the Plan as Tax Deferred Contributions not to exceed sixteen percent (16%) reduced by the amount of his/her Taxed Contributions. Notwithstanding the foregoing, no Participant shall be permitted to make Tax Deferred Contributions to the Plan during any calendar year in excess of Seven Thousand Dollars ($7,000), or such larger amount as may be determined by the Secretary of the Treasury pursuant to Code Section 402(g)(2), or which exceed the limitations set forth in Section 4.3.

         (b) Each Participant who is an Eligible Employee may elect to contribute a whole percentage of his/her Compensation to the Plan as Taxed Contributions not to exceed sixteen percent (16%), reduced by the amount of his/her Tax Deferred Contributions. Notwithstanding the foregoing, no Participant could make Taxed Contributions to the Plan during any Plan Year which exceed the limitations set forth in Section 4.6.

         (c) The Committee shall prescribe such procedures, either in writing or in practice, as it deems necessary or appropriate regarding the maximum amount that a Participant may elect to defer and the timing of such an election. These procedures shall apply to all individuals eligible to make an election described in Section 4.1. The Committee may, at any time during a Plan Year, require the suspension, reduction, or recharacterization of Tax Deferred Contributions of any Highly Compensated Participant (as defined in Section 4.3(b)(ii)) such that the limitations of Section 4.2(a) and (b) are satisfied.

         (d) Notwithstanding anything to the contrary in this Section 4.2, a Participant who ceases to be an Eligible Employee due to termination of employment (i) after age fifty-seven (57), (ii) by reason of his death or disability, or (iii) by reason of the sale or transfer of a unit or operation of the Company or an Affiliated Company to a third party which is not affiliated in any manner with the Company or an Affiliated Company, or (iv) by reason of the discontinuance of a unit or operation of the Company or an Affiliated Company, and who receives Compensation in the Plan Year of such termination, but after the date of such termination, for services rendered prior to the date of such termination may elect to contribute amounts from such Compensation subject to the limitations prescribed in Paragraphs (a), (b) and (c) above.

4.3      Limitation on Compensation Deferrals.

         With respect to each Plan Year, Compensation Deferral Contributions (as defined below) by a Participant for the Plan Year shall not exceed the limitation on contributions by or on behalf of Highly Compensated Participants under Section 401(k) of the Code, as provided in this Section. In the event that Compensation Deferral Contributions under this Plan by or on behalf of Highly Compensated Participants exceed the limitations of this Section for any reason, either such excess contributions shall be recharacterized as Taxed Contributions or such excess contributions, adjusted for any income or loss allocable thereto, shall be returned to the Participant, as provided in Section 4.5.

         (a) The Compensation Deferral Contributions by Participants for a Plan Year shall satisfy the Actual Deferral Percentage Test set forth in (i) below, or, to the extent not precluded by applicable regulations, the alternative Actual Deferral Percentage test set forth in (ii) below:

                  (i) The average Actual Deferral Percentage for the Highly Compensated Participants shall not be more than the average Actual Deferral Percentage of all other Participants multiplied by 1.25, or

                  (ii) The excess of the average Actual Deferral Percentage for the Highly Compensated Participants over the average Actual Deferral Percentage for all other Participants shall not be more than two (2) percentage points (or such lesser percentage as the Secretary of the Treasury shall prescribe to prevent the multiple use of the alternative limitation set forth in this Section 4.3(a)(ii) with respect to any Highly Compensated Participants), and the average Actual Deferral Percentage for the Highly Compensated Participants shall not be more than the average Actual Deferral Percentage of all other Participants multiplied by 2.0.

                  (iii) In the event the test under (i) above cannot be satisfied, the Committee shall determine if the use of the alternative test under (ii) above is available. If the
                  Committee   determines  that  the  alternative   test  is  not
                  available, either the actual Deferral Percentage or the Average Contribution Percentage (as defined in Section 4.6) for Highly Compensated Participants eligible to participate in this Plan and a plan of the Company or an Affiliated Company that is subject to the limitations of Section 401(k) and (m) of the Code including, if applicable, this Plan, shall be reduced as described below effective for Plan Years beginning after December 31, 1996, so that there is no multiple use of the alternative limitation.

                           (A) The dollar amount of excess Compensation Deferral Contributions is calculated for each affected Highly Compensated Employee. The Compensation Deferral Contributions of the Highly Compensated Participant with the highest dollar amount of Compensation Deferral Contributions is reduced by the amount required to cause the employee's Compensation Deferral Contributions to equal the dollar amount of the Highly Compensated Participant with the next highest dollar amount of Compensation Deferral Contributions. If a lesser reduction would enable the arrangement to satisfy the Actual Deferral Percentage tests, only the lesser reduction shall be made. This process shall be repeated until the total excess Compensation Deferral Contributions have been distributed.


                           (B)  The   Contribution   Percentage  of  the  Highly
                           Compensated Participant with the highest dollar amount Average Contribution Percentage shall be reduced by the amount required to cause the employee's Average Contribution Percentage to equal the dollar amount of the Highly Compensated Participant with the next highest dollar amount
                           Average Contribution Percentage. If a lesser reduction would enable the Plan to satisfy the Average Contribution Percentage test, only the lesser reduction shall be made. This process shall be repeated until the total excess amounts have been distributed.

         (b) For the purposes of the limitations of this Article IV, the following definitions shall apply:

                  (i) "Actual Deferral Percentage" shall mean, with respect to the group of Highly Compensated Participants for a Plan Year, the ratio, calculated separately for each Participant in such group, of the amount of the Participant's Compensation Deferral Contribution for the current Plan Year, to such Participant's Compensation for such Plan Year, in accordance with regulations prescribed by the Secretary of the Treasury under Code Section 401(k). With respect to all other Participants, "Actual Deferral Percentage" for a Plan Year shall mean the ratio, calculated separately for each participant in such group of the Participant's Compensation
                  Deferral Contribution for such current Plan Year to such Participant's Compensation for such Plan Year. To the extent determined by the Committee and in accordance with regulations issued by the Secretary of the Treasury, qualified nonelective contributions on behalf of a Participant that satisfy the requirements of Code Section 401(k)(3)(D)(ii) may also be taken into account for the purpose of determining the Actual Deferral Percentage of such Participant.

                  (ii) "Highly Compensated Participant" shall mean for any Plan Year any Participant who is a Highly Compensated Employee.

                  (iii) "Participant" shall mean any Eligible Employee who satisfied the requirements under Section 3.1 during the Plan Year, whether or not such Eligible Employee has elected to contribute to the Plan for such Plan Year.

                  (iv) "Compensation Deferral Contributions" shall mean amounts contributed to the Plan by a Participant as Tax Deferred Contributions pursuant to Section 4.2(a), including excess Tax Deferred Contributions, and may include, at the election of the Company, any Company Contributions which meet the requirements for such inclusion under Code Section 401(k)(3)(D).

         (c) In the event that as of the last day of a Plan Year this Plan satisfies the requirements of Section 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans which include arrangements under Code Section 401(k), then this Section 4.3 shall be applied by determining the Actual Deferral Percentages of Participants as if all such plans were a single plan in accordance with regulations prescribed by the Secretary of the Treasury under Section 401(k) of the Code.

         (d) For purposes of this Section 4.3, the "Actual Deferral Percentage" for any Highly Compensated Participant who is a Participant under two or more Code Section 401(k) arrangements of the Company shall be determined by taking into account the Highly Compensated Participant's compensation under each such arrangement and contributions under each such arrangement which qualify for treatment under Code Section 401(k), in accordance with regulations prescribed by the Secretary of the Treasury under Section 401(k) of the Code.

         (e) For purposes of determining the Actual Deferral Percentage of a Highly Compensated Participant, the Compensation Deferral Contribution and Compensation of such Highly Compensated Participant shall include the Compensation Deferral Contribution and Compensation of "family members", as such individuals are described in Section 414(q)(6)(B) of the Code, and such "family members" shall be disregarded in determining the Actual Deferral Percentage for Participants who are not Highly Compensated Participants. Notwithstanding the foregoing, this paragraph shall not apply for Plan Years beginning after December 31, 1996.

         (f) The determination and treatment of Compensation Deferral Contributions and the Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         (g) The Committee shall keep or cause to have kept such records as are necessary to demonstrate that the Plan satisfies the requirements of Code Section 401(k) and (m) and the regulations thereunder, in accordance with regulations prescribed by the Secretary of the Treasury.

         (h) Notwithstanding the foregoing, the Actual Deferral Percentage Test shall be applied separately to the portion of the Plan which covers Eligible Employees who are not represented in employment by a labor organization, and, for Plan Years beginning on or after January 1, 1993, shall be applied separately to each portion of the Plan covering a group of Eligible Employees who are represented in employment by a labor organization pursuant to a separate collective bargaining agreement; provided, however, the Company may elect to treat two or more separate collective bargaining units as a single collective bargaining unit in accordance with Treasury Regulation Section 1.401(k)-1(g)(11)(ii).

4.4      Provisions for Return of Excess Tax Deferred Contributions over $7,000.

         (a) In the event that,due to error or otherwise, an amount of a Participant's Compensation in excess of the $7,000 limitation (after application of any necessary adjustment) described in Section 4.2(a) is deferred under this Plan in any calendar year pursuant to such Participant's Compensation deferral agreement (but without regard to amounts deferred under any other plan), the excess Tax Deferred Contributions, if any, together with income allocable to such amount shall be returned to the Participant (after withholding applicable federal, state and local taxes due on such amounts) on or before the first April 15 following the close of the calendar year in which such excess contribution is made; provided, however, if there is a loss allocable to the excess Tax Deferred Contributions, the amount distributed shall be the amount of the excess as adjusted to reflect such loss. Any Company Contributions allocated to the Participant's Sharing Contributions pursuant to Section 6.3(b) which are attributable to any excess Tax Deferred Contributions by a Participant, and any income or loss allocable to such Company Contributions, shall either be returned to the Company or applied to reduce future Company Contributions by the Company.

         (b) The amount of income or loss attributable to any excess Tax Deferred Contributions described in Paragraph (a) above shall be equal to the income or loss allocable to the Participant's Tax Deferred Contributions Account for the Plan Year multiplied by a fraction, the numerator of which is the excess Tax Deferred Contributions as Determined under Paragraph (a) above, and the denominator of which is the balance of the Participant's Tax Deferred Contributions Account as of the last day of the Plan Year, reduced by income allocable to such Account and increased by losses allocable to such Account during the Plan Year.

         (c) In accordance with procedures as may be established, either in writing or in practice, by the Committee, not later than March 1 of a calendar year a Participant may submit a claim to the Committee in which he certifies in writing the specific amount of his Tax Deferred Contributions for the preceding calendar year which, when added to amounts deferred for such calendar year under other plans or arrangements described in Section 401(k), 408(k) or 403(b) of the Code, will cause the Participant to exceed the $7,000 limitation as described in Section 4.2(a) for such preceding calendar year. Notwithstanding the amount of the Participant's Tax Deferred Contributions under the Plan for such preceding calendar year, the Committee shall treat the amount specified by the Participant in his claim as a Tax Deferred Contribution in excess of the $7,000 limitation (after application of any necessary adjustment) for such calendar year and return it to the Participant in accordance with Section 4.4(a) above. The amount of Tax Deferred Contributions in excess of the $7000 limit as described in
         Section 4.2(a) that may be distributed with respect to a Participant for a taxable year shall be reduced by any excess Compensation Deferral Contributions previously distributed with respect to the Participant for the Plan Year beginning with or within the taxable year.

         (d) Any Tax Deferred Contributions in excess of the $7,000 limitation (after application of any necessary adjustment) described in Section 4.2(a) which are distributed to a Participant in accordance with this Section, shall to the extent required by regulations issued by the Secretary of the Treasury be treated as Annual Additions under Article XIII for the Plan Year for which the excess Tax Deferred Contributions were made.

         (e) The Committee shall not be liable to any Participant (or his/her Beneficiary, if applicable), for any losses caused by a mistake in calculating the amount of any Participant's excess Tax Deferred Contributions or the income or losses attributable thereto.

4.5 Provision for Recharacterization or Return of Excess Deferrals by Highly Compensated Participants.

         The   provisions   of  this   Section  4.5  shall  be   applied   after
implementation of the provisions of Section 4.4.

         (a) The Committee shall determine in accordance with the procedures set forth in Section 4.3, as soon as is reasonably possible following the close of each Plan Year, the extent (if any) to which deferral treatment under Code Section 401(k) may not be available for Compensation Deferral Contributions on behalf of any Highly Compensated Participants. If, pursuant to these determinations by the Committee, a Highly Compensated Participant's Compensation Deferral Contributions are not eligible for tax deferral treatment then, as determined by the Committee, either (1) any excess Compensation Deferral Contributions shall be recharacterized as Taxed Contributions in accordance with regulations issued under Code Section 401(k), or (2) any excess Compensation Deferral Contributions together with any income or loss allocable thereto shall be returned to the Highly Compensated
         Participant (after withholding applicable federal, state and local taxes due on such amounts). Such return or recharacterization shall be made within the first two and one-half (2-1/2) months following the close of the Plan Year for which such excess deferrals were made, provided, however, that if any excess deferrals and income or loss allocable thereto are, due to error or otherwise, not returned by such date, such amounts as are required to be returned shall be returned not later than the end of the first Plan Year following the Plan Year for which such excess deferrals where made.

         (b) For purposes of satisfying the Actual  Deferral  Percentage test of
         Section 4.3(a), the amount of any excess Compensation Deferral Contributions by a Highly Compensated Participant shall be determined by the Committee by application of the leveling method set forth in regulations prescribed by the Secretary of the Treasury under Section 401(k) of the Code. The amount of any excess Compensation Deferral Contributions is the dollar amount by which a Highly Compensated Participant's Compensation Deferral Contributions must be reduced based on the calculations in Sections 4. 3(a)(iii)(A) This process shall be repeated until the Plan satisfies the Actual Deferral Percentage Test.

                  In the event a Highly Compensated Participant's Actual Deferral Percentage is determined under Section 4.3(e) above ("family aggregation rules"), excess Compensation Deferral Contributions shall be determined by reducing the Actual Deferral Percentage in accordance with the "leveling" method described in Treasury Regulation Section 1.401(k) - 1(f)(2) and the excess Compensation Deferral Contributions shall be allocated among the family members in proportion to the Compensation Deferral Contributions of each family member that have been combined. Notwithstanding the foregoing, the family aggregation rules shall not apply for Plan Years beginning after December 31, 1996.

         (c) The amount of income or loss attributable to any excess Compensation Deferral Contributions by a Highly Compensated Participant for a Plan Year shall be equal to the income or loss allocable to the Highly Compensated Participant's Compensation Deferral Contribution Accounts for the Plan Year multiplied by a fraction, the numerator of which is the excess Compensation Deferral Contribution as determined under Section 4.3, and the denominator of which is the balance of the Highly Compensated Participant's Compensation Deferral Contribution Accounts as of the last day of the Plan Year reduced by income allocable to such Accounts and increased by losses allocable to such Accounts during the Plan Year.

         (d) For  the  purpose  of  this  Section  4.5,  "Compensation  Deferral
         Contribution Accounts" shall mean the Participant's Tax Deferred Contributions Account and shall mean any other accounts of the Participant to which Company Contributions have been allocated where such Company Contributions have been included as Compensation Deferral Contributions pursuant to Section 4.3(b)(iv).

         (e) For purposes of this Section, the amount of Compensation Deferral Contributions by a Participant who is not a Highly Compensated Participant for a Plan Year shall be reduced by any Tax Deferred Contributions which have been distributed to the Participant under
         Section 4.4, in accordance with regulations prescribed by the Secretary of the Treasury under Section 401(k) of the Code.

         (f) In the event that the Committee determines that an amount to be deferred pursuant to the Compensation deferral agreement provided in
         Section 4.1 would cause the Company contributions under this and any other tax-qualified retirement plan maintained by the Company to exceed the applicable deduction limitations contained in Code Section 404, or to exceed the maximum Annual Addition determined in accordance with
         Article XIII, the Committee may treat such amount in accordance with the rules set forth above in Section 4.5(a).

         (g) The Committee shall not be liable to any Participant (or his/her Beneficiary, if applicable) for any losses caused by a mistake in calculating the amount of any Participant's excess Compensation Deferral Contribution or the income or losses attributable thereto.

         (h) To the extent required by regulations under Section 401(k) or 415 of the Code, any excess Compensation Deferral Contributions with respect to a Highly Compensated Participant shall be treated as Annual Additions under Article XIII for the Plan Year for which the excess Compensation Deferral Contributions were made, notwithstanding the distribution of such excess in accordance with the provisions of this Section.

4.6      Limitations on Taxed Contributions and Company Contributions.

         With respect to each Plan Year, Taxed Contributions and Company Match on Contributions under the Plan for the Plan Year shall not exceed the limitations by or on behalf of Highly Compensated Participants under Section 401(m) of the Code, as provided in this Section. In the event that Taxed Contributions and Company Match on Contributions under this Plan by or on behalf of Highly Compensated Participants for any Plan Year exceed the limitations of this Section for any reason, such excess Taxed Contributions and Company Match on Contributions and any income or loss allocable thereto shall be disposed of in accordance with Section 4.7.

         (a) The Taxed Contributions by Participants and Company Match on Contributions on behalf of Participants for a Plan Year shall satisfy the Average Contribution Percentage test set forth in (i) below, or to the extent not precluded by applicable regulations, the alternative Average Contribution Percentage test set forth in (ii) below:

                  (i) The "Average Contribution Percentage" for the Highly Compensated Participants shall not be more than the Average Contribution Percentage of all other Participants multiplied by 1.25, or

                  (ii) The excess of the Average Contribution Percentage for the Highly Compensated Participant over the Average Contribution Percentage for all other Participants shall not be more than two (2) percentage points (or such lesser percentage as the Secretary of the Treasury shall prescribe to prevent the multiple use of the alternative limitation set forth in this
                  Section 4.6(a)(ii) with respect to any Highly Compensated Participant), and the Average Contribution Percentage of the Highly Compensated Participant shall not be more than the Average Contribution Percentage of all other Participants multiplied by 2.0.

                  (iii) In the event the test under (i) above cannot be satisfied, the Committee shall determine if the use of the alternative test under (ii) above is available under regulations relating to the multiple use of the alternative limitation, as prescribed by the Secretary of the Treasury under Code Section 401(m)(2)(A). If the Committee determines that the alternative test is not available, either the Actual Deferral Percentage or the Average Contribution Percentage for Highly Compensated Participants eligible to participate in this Plan and a plan of the Company or an Affiliate Company that is subject to the limitation of Sections 401(k) and (m) of the Code, including, if applicable, this Plan, shall be reduced in accordance with, and to the extent necessary to satisfy, the requirements of Treasury Rregulations under Code
                  Section 401(m).

         (b) For purposes of Section 4.6 and 4.7, the following definitions shall apply:

                  (i) "Average Contribution Percentage" shall mean, with respect to a group of Participants for a Plan Year, the average of the "Contribution Percentage" in such group. The "Contribution Percentage" for any Participant is determined by dividing the sum of the Participant's Taxed Contributions and Company Match on Contributions under the Plan on behalf of such Participant for such Plan Year by such Participant's Compensation for the Plan Year in accordance with regulations prescribed by the Secretary of the Treasury under Code Section 401(m). To the extent determined by the Committee and in accordance with regulations issued by the Secretary of the Treasury under Code
                  Section 401(m)(3), Tax Deferred Contributions and any qualified nonelective contributions, within the meaning of Code Section 401(m)(4)(C) on behalf of a Participant may also be taken into account for purposes of calculating the
                  Contribution Percentage of a Participant, but shall not otherwise be taken into account. However, if any Company Contributions are taken into account for purposes of determining Actual Deferral Percentages under Section 4.3 then such Company Contributions shall not be taken into account under this Section 4.6.

                  (ii) "Highly Compensated Participant" shall mean for any Plan Year any Participant who is a Highly Compensated Employee.

                  (iii) "Participant" shall mean any Eligible Employee who satisfied the requirements under Section 3.1 during the Plan Year whether or not such Eligible Employee has elected to contribute to the Plan for such Plan Year.

                  (iv) "Company Match on Contributions" shall mean the Company Contributions allocated to a Participant's Company Match on Contributions Account pursuant to Section 6.3(b) of the Plan.

         (c) For the purposes of this Section 4.6, if two or more plans described in Code Section 401(a) are considered one plan for the purposes of Section 401(a)(4) or 410(b), the Contribution Percentages of Participants shall be treated as made under one plan.

         (d) For the purposes of this Section 4.6, the Contribution Percentage for any Participant who is a Highly Compensated Participant under two or more plans qualified under Code Section 401(a) of the Company or an Affiliated Company shall to the extent required by Code Section 401(m), be determined by taking into account the Participant after-tax voluntary contributions and Company matching contributions for such Participant under each of such plans.

         (e) For purposes of determining the Contribution Percentage of a Participant who is a Highly Compensated Participant, the Taxed Contributions, Company Match on Contributions and Compensation of such Participant shall include the voluntary contributions, Company Match on Contributions and Compensation of "family members", as such individuals are described in Section 414(q)(6)(B) of the Code and such "family members" shall be disregarded in determining the Contribution Percentage for Participants who are not Highly Compensated Participants. Notwithstanding the foregoing, this paragraph shall not apply for Plan Years beginning after December 31, 1996.

         (f) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         (g) The Committee shall keep or cause to have kept such records as are necessary to demonstrate that the Plan satisfied the requirements of the Code Section 401(m) and the regulations thereunder, in accordance with regulations prescribed by the Secretary of the Treasury.

         (h) Notwithstanding the general Effective Date of this Plan, the provisions of this Section 4.6 shall be effective January 1, 1987.

4.7 Provision for Disposition of Excess Taxed Contributions or Company Match on Contributions on Behalf of Highly Compensated Participants.

         After application of the provisions of Section 4.4 and 4.5, the following provisions shall be implemented:

         (a) The Committee shall determine, as soon as is reasonably possible following the close of each Plan Year, the extent (if any) to which contributions by or on behalf of Highly Compensated Participants may cause the plan to exceed the limitations of Section 4.6 for such Plan Year. If, pursuant to the determination by the Committee and as required by the leveling method described in subsection (b) below, contributions by or on behalf of a Highly Compensated Participant may cause the Plan to exceed such limitations, then the Committee shall take the following steps:

                  (i) First, any excess Taxed Contributions that were not matched by Company Match on Contributions, together with income or loss allocable to such amount (determined in accordance with (c) below) shall be returned to the Highly Compensated Participant.

                  (ii) Second, if any excess remains after the provisions of (i) above are applied, to the extent necessary to eliminate the excess, Company Match on Contributions on Tax Deferred Deposits by Highly Compensated Participants returned pursuant to Section 4.4 or 4.5, and any income or loss allocable thereto, shall either be distributed (if non-forfeitable) to the Highly Compensated Participant or forfeited (to the extent forfeitable under the Plan).

                  (iii) Third, if any excess remains after the provisions of (i) and (ii) above are applied, to the extent necessary to eliminate the excess, Company Match on Contributions on Taxed Contributions by Highly Compensated Participants, any corresponding matched Taxed Contributions, and any income or loss allocable thereto, shall either be distributed (if non-forfeitable) to the Highly Compensated Participant or forfeited (to the extent forfeitable under the Plan), on a pro rata basis.

                  (iv) Fourth,  if any excess  remains  after the  provisions of
                  (i), (ii) and (iii) above are applied, to the extent necessary to eliminate the excess, Company Match on Contributions on Tax Deferred Contributions by Highly Compensated Participants not returned pursuant to Section 4.4 or 4.5, and any income or loss allocable thereto, shall either be distributed (if non-forfeitable) to the Highly Compensated Participant or forfeited (to the extent forfeitable under the Plan).

                  (v) Amounts of excess Company Match on Contributions forfeited by Highly Compensated Participants under this Section 4.7, including any income or loss allocable thereto, shall be applied to reduce Company Match on Contributions by the Company or the Affiliated Company that made the Matching Contribution on behalf of the Highly Compensated Participant for the Plan Year for which the excess contribution was made.

                  (vi) If administratively feasible, any amounts distributed pursuant to Subparagraphs (i), (ii), (iii) and (iv) shall be returned within two and one-half (2-1/2) months following the close of the Plan Year for which such excess Taxed Contributions or Company Match on Contributions were made, but in any event no later than the end of the first Plan Year following the Plan Year for which the excess Taxed Contributions or Company Match on Contributions were made. Any distribution or forfeiture of excess Taxed Contributions and Company Match on Contributions for any Plan Year shall be made on the basis of the respective portions of such excess Taxed Contributions and Company Match on Contributions attributable to each Highly Compensated Participant.

         (b) For purposes of satisfying the Average Contribution Percentage test, the amount of any excess Taxed Contributions or Company Match on Contributions by or on behalf of Highly Compensated Participants for a Plan Year under Section 4.6 shall be determined by the Committee using the leveling method set forth in regulations prescribed by the Secretary of the Treasury under Section 401(m) of the Code. The amount of any excess Taxed Contributions or Company Match on Contributions is the amount by which the Highly Compensated Participant's Taxed Contributions or Company Match on Contributions must be reduced for the Highly Compensated Participant's Average Contribution Percentage to equal the highest permitted Average Contribution Percentage under the Plan. To calculate the highest permitted Average Contribution Percentage, the Average Contribution Percentage of the Highly Compensated Participant with the highest dollar amount of Taxed Contributions or Company Match on Contributions is reduced by the amount required to cause the Highly Compensated Participant's Taxed Contributions or Company Match on Contributions to equal the dollar amount of the Highly Compensated Participant with the next highest dollar amount of Taxed Contributions or Company Match on Contributions. This process shall be repeated until the total excess Taxed Contributions or Company Match on Contributions have been distributed.

                  In the event a Highly Compensated Participant's Average Contribution Percentage is determined under Section 4.6(e) above ("family aggregation rules"), excess Company Match on Contributions and Taxed Contributions shall be determined by reducing the Average Contribution Percentage in accordance with the "leveling" method described in Treasury Regulation Section 1.401(m) - 1(e)(2) and the excess Company Match on Contributions and Taxed Contributions shall be allocated among the family members in proportion to the Company Match on Contributions and Taxed Contributions of each family member that have been combined. Notwithstanding the foregoing, the family aggregation rules shall not apply for Plan Years beginning after December 31, 1996.

         (c) The amount of income or loss attributable to any excess Taxed Contributions or Company Match on Contributions, as determined under Paragraph (b) above, (the "Excess Aggregate Contribution"), by a Highly Compensated Participant for a Plan Year shall be equal to the income or loss allocable to the Highly Compensated Participant's Excess Aggregate Contribution Accounts for the Plan Year multiplied by a fraction, the numerator of which is the Excess Aggregate Contribution and the denominator of which is the sum of the balance of the Highly Compensated Participant's Excess Aggregate Contribution Accounts as of the last day of the Plan Year reduced by income allocable to such Accounts and increased by losses allocable to such Accounts during the Plan Year.

         (d) For the purpose of this Section 4.7, "Excess Aggregate Contribution Accounts" shall mean the Participant's Taxed Contributions Account and the Company Match on Contributions Account.

         (e)  Any  excess   Taxed   Contributions   and/or   Company   Match  on
         Contributions distributed to a Highly Compensated Participant or forfeited by a Highly Compensated Participant in accordance with this
         Section 4.7, shall to the extent required by regulations issued by the Secretary of the Treasury, be treated as Annual Additions under Section
         2.5 for the Plan Year for which the excess contribution was made.

         (f) The Committee shall not be liable to any Participant (or his/her Beneficiary, if applicable) for any losses caused by a mistake in calculating the amount of any Excess Aggregate Contributions by or on behalf of a Highly Compensated Participant and the income or loss allocable thereto.

         (g) Notwithstanding the general Effective Date of this Plan, the provisions of this Section 4.7 shall be effective January 1, 1987.

4.8      Termination of, Change in Rate of, or Resumption of Deferrals.

         (a) A Participant may elect to change the rate or form of investment of Tax Deferred Contributions or Taxed Contributions at any time. Any such change shall be effective as soon as practicable following any such election, but normally not later than the first day of the second payroll period following the date such election is made. Notwithstanding the foregoing, a Participant shall change the rate of his Tax Deferred or Taxed Contributions as may be required pursuant to
         Section 4.2.

         (b) Except as provided in Section 4.2(d), the right of a Participant to make Contributions shall cease upon termination of employment by the Company. A Participant who is on a Leave of Absence, however, may continue to make Contributions during such period.

4.9      Character of Contributions.

         Tax Deferred Contributions shall be treated as Company Contributions for purposes of Code Sections 401(k) and 414(h). Taxed Contributions shall not constitute "qualified voluntary employee contributions" under Code Section 219 (relating to the deductibility of those amounts).

4.10     Rollover Contributions.

         (a) Pursuant to procedures as the Committee may prescribe (either in writing or in practice), an Eligible Employee may make a Rollover Contribution to the Plan.

         (b) Any Rollover Contribution to the Plan must be made in the form of cash.

         (c) A Rollover Contribution shall not be considered a Participant Contribution.

         (d) A Participant's Rollover Contribution made pursuant to the rules of this Section 4.10 shall be held in a separate Rollover Contribution Account for the Employee. This Rollover Contribution Account will not share in allocations of Company Contributions or Forfeitures under
         Section 6.3.

                                    ARTICLE V

                      TRUST FUND AND COMPANY CONTRIBUTIONS

5.1      Trust Fund.

         The Company has entered into a Trust Agreement for the establishment of a Trust to hold the assets of the Plan. The Trustee has agreed to hold and administer all funds and assets that may be deposited with the Trustee pursuant to the terms of this Plan.

5.2      Company Contributions.

         The Board of Directors shall contribute an amount on behalf of each Plan Year determined in its sole discretion. The amount of this contribution, however, shall not exceed the lesser of (a) the amount of its Earnings for its fiscal year beginning within that Plan Year, or (b) the maximum deductible amount determined under Code Section 404.

5.3      Form of Company Contributions.

         The Company's contributions to the Trust Fund shall be paid in cash or Company Stock as the Company may from time to time determine.

5.4      Investment of Trust Assets.

         (a) The manner in which assets of the Trust will be invested shall be chosen by the Committee at its discretion, although the Committee may delegate the management to one or more Investment Managers appointed pursuant to Section 9.3.

         (b) The Committee may establish separate Investment Funds under the Plan, with each fund representing an investment alternative available to Participants and Eligible Employees for the investment of their Accounts as provided in Sections 5.4(c) and (d) below. Each Participant and Eligible Employee shall have a subaccount under the Plan corresponding to such individual's interest, if any, which is allocated to each Investment Fund. Each such subaccount shall be measured in Fund Units except for Company stock which shall be valued in shares. The Committee may, at its discretion, establish alternative Investment Funds or eliminate any previously established funds, including but not limited to the following types of Investment Funds:

                  (i) The Regular (Balanced) Fund consisting of stocks, bonds, real estate, and other securities including obligations of the United States Government and its agencies and short-term liquid investments;

                  (ii) The  Fixed  Income  Fund  consisting  of bonds  and other securities including obligations of the United States Government and its agencies and short-term liquid investments;

                  (iii) The Company Stock Fund invested in Company Stock and short-term liquid investments;

                  (iv) The Short Maturity Fund invested in short-term fixed income investments and other securities including obligations of the United States Government and its agencies and short-term liquid investments; and

                  (v) The All Equity Fund invested exclusively in stocks and short-term liquid investments; and

                  (vi) one or more mutual funds or other investment funds selected by the Committee.

         (c) A Participant may elect the Investment Fund to which his/her Tax Deferred Contributions or Taxed Contributions are made under the Plan or may change such elections pursuant to Section 4.8(a). An Eligible Employee may elect the Investment Fund to which his/her Rollover Contribution is made under the Plan. Any such elections shall be limited to the Investment Funds currently offered by the Committee and currently available pursuant to Paragraph (b) above. A Participant or Eligible Employee, as applicable, shall effect any such elections in the manner prescribed by the Committee.

         (d) Company Contributions allocated to a Participant's Accounts in a Plan Year shall be invested in the same manner as the most recent election made by the Participant and on file with the Company for the Participant's Tax Deferred Contributions and Taxed Contributions pursuant to Paragraph (c) above. If the Participant has elected to invest his/her Tax Deferred Contributions and Taxed Contributions in more than one Investment Fund, Company Contributions shall be allocated among the Investment Funds in which the Tax Deferred Contributions and Taxed Contributions of such Participant are invested in respective percentages determined with respect to each such Investment Fund equal to the percentage of the sum of such Participant's Tax Deferred Contributions and Taxed Contributions which are invested in each such Investment Fund pursuant to his/her election under Paragraph (c). If a Participant has made no such Contributions, he/she may direct the investment of such Company Contributions allocated to his/her Accounts by making an election in the same manner as provided under Paragraph
         (c) above. If there is no valid election on file for such Participant, such Company Contributions for such Participant shall be invested entirely in the Janus Balanced Fund, Founders Balanced Fund and Invesco Total Return Fund, unless and until the Participant directs otherwise.

         (e) A Participant or Eligible Employee, as applicable, may elect to exchange up to one hundred percent (100%) of the amounts accrued in such individual's accounts once each calendar days among any of the Investment Funds currently offered by the Committee and currently available to such individual. A Participant or Eligible Employee shall effect such an exchange in the manner prescribed by the Committee. To the extent there is insufficient liquidity in the Trust, transactions described in this Section 5.4(e) may be suspended for a term certain or queued on a first come-first served basis as such liquidity is restored.

         (f) Amounts invested in any one of the Investment Funds shall not share in gains and losses experienced by any other fund.

         (g) Notwithstanding the establishment of separate Investment Funds within the Trust, the Trust shall at all times constitute a single trust.

5.5       Company Stock Fund.

         (a) The Company Stock Fund ("Stock Fund") shall be invested in Company Stock and short-term liquid investments in amounts needed to satisfy the liquidity needs of the Stock Fund for exchanges, distributions and the exercise of stock rights, warrants or options issued on Company Stock. The extent to which this fund is invested in short-term liquid investments shall be as agreed from time to time between the Committee and the Trustee. The Trustee shall be responsible to maintain liquidity in the Stock Fund to the extent agreed upon with the Committee.

         (b) In the event any rights, warrants, or options are issued on Company Stock, the Trustee shall exercise them for the acquisition of additional Company Stock for the Stock Fund as directed by the Committee to the extent that cash is then available in the Stock Fund.

         (c) Any Company Stock received by the Trustee as a stock split, dividend, or as a result of a reorganization or other recapitalization of the Company shall be added to the Stock Fund.

         (d) All cash dividends paid to the Trustee with respect to Company Stock shall be applied by the Trustee to purchase additional shares of Company Stock for the Stock Fund or shall be used to provide liquidity for the Stock Fund in accordance with Paragraph (a).

5.6      Irrevocability.

         The Company shall have no right or title to, nor interest in, the contributions made to the Trust Fund, and no part of the Trust Fund shall revert to the Company except that on and after January 1, 1989, funds may be returned to the Company as follows:

         (a) In the case of a Company Contribution which is made by a mistake of fact, at the Company's written request, that contribution may be returned to the Company within one (1) year after it is made.

         (b) All Company Contributions to the Trust are hereby conditioned upon the Plan satisfying all of the requirements of Code Section 401(a).

         (c) All Company Contributions to the Plan are conditioned upon the deductibility of those contributions under Code Section 404. To the extent a deduction is disallowed, at the Company's written request the contribution may be returned to the Company within one (1) year after the disallowance.

         (d) In the event that the Plan is terminated when there are amounts remaining in the Suspense Account, the excess funds may revert to the Company to the extent provided in Section 13.4(i).

5.7      Company,  Committee and  Trustee  Not Responsible for Adequacy of Trust
Fund.

         (a) The Company, Committee, and the Trustee shall not be liable or responsible for the adequacy of the Trust Fund to meet and discharge any or all payments and liabilities hereunder. All Plan benefits will be paid only from the Trust assets, and neither the Company, the Committee, nor the Trustee shall have any duty or liability to furnish the Trust with any funds, securities, or other assets except as expressly provided in the Plan.

         (b) Except as required under the Plan or Trust or under Part 4 of Subtitle B of Title I of ERISA, the Company shall not be responsible for any decision, act or omission of the Trustee, the Committee, or the Investment Manager (if applicable), and shall not be responsible for the application of any moneys, securities, investments or other property paid or delivered to the Trustee.

                                   ARTICLE VI

                            ACCOUNTS AND ALLOCATIONS

6.1      Participants' Accounts.

         In order to account for the allocated interest of each Participant in the Trust Fund, there shall be established and maintained for each Participant (making such form of contribution or as otherwise applicable) the Accounts enumerated in Section 2.1 hereof.

6.2      Allocation of Amounts Contributed by Participants.

         All Taxed Contributions and Tax Deferred Contributions contributed by a Participant shall be allocated to the separate Account established and maintained for the Participant for such form of contributions. Such contributions shall be paid by the Company to the Trustee as soon as practicable after such amounts are withheld from the Participant's paychecks.

6.3      Allocation of Company Contributions and Forfeitures.

         (a) (i) Any Forfeitures occurring during the Plan Year and all Company Contributions shall first be used to restore the Accounts of rehired Participants pursuant to the rules of
                  Section 8.4.

                  (ii) If any Forfeitures remain after application of Subparagraph (i), such funds shall be allocated to the appropriate Accounts of Participants to the extent necessary to correct insufficient allocations made to such Accounts in prior periods discovered during the Plan Year to which such Forfeitures are attributable.

                  (iii) Any Company Contributions and Forfeitures which remain after the application of Subparagraphs (i) and (ii) above shall be allocated in accordance with the following provisions of this Section 6.3.

         (b) The Company's  contribution  (if any) determined under the rules of
         Section 5.2 and the remaining Forfeitures shall be allocated in two parts as determined by the Company in accordance with the rules of this Paragraph (b).

                  (i) Part 1 of the Company's contribution shall be allocated to the Company Match on Contributions Account of each Participant who made Sharing Contributions (whether Tax Deferred Contributions or Taxed Contributions) during the Plan Year.

                  The portion of the total amount that will be allocated to the Account of a Participant will be the same ratio as the amount of the Participant's Sharing Contributions during the Plan Year (which have not been withdrawn by the Participant pursuant to Section 8.1(other than withdrawals pursuant to
                  Section 8.1(f)) or returned pursuant to Section 4.4, 4.5, or 4.7), bear to the total amount of all such Sharing Contributions of all Participants

         (ii) Part 2 of the Company's Contribution determined under the rules of
         Section 5.2 shall be allocated in accordance with the rules of this Paragraph (c). This amount shall be allocated to the Company Contribution on Pay Account or, in the case of a Participant on a Disability Leave of Absence on or after October 1, 1992, the Company Contribution on Pay (Fully Vested) Account, of each eligible Participant, whether or not he/she made any Sharing Contributions for that Plan Year.

                  (A) First, a portion of this amount shall be allocated to the appropriate account, as indicated above, of each Participant who received Noncovered Compensation during the Plan Year while a Participant and Eligible Employee. The amount that will be allocated to each such Participant will be determined by multiplying his/her Noncovered Compensation by the Noncovered Compensation Percentage. "Noncovered Compensation" shall mean that portion of a Participant's Compensation received while a Participant and Eligible Employee which is in excess of the maximum amount that may be treated as "wages" subject to Social Security taxes determined as of the beginning of any such Plan Year. The Noncovered Compensation Percentage shall mean the greater of 5.7% or the percentage equal to the portion of the rate of tax under Code Section 3111(a) (in effect as of the beginning of the Plan Year) which is attributable to old-age insurance, provided, however, if such Noncovered Compensation Percentage is greater than the Total Compensation Percentage (as defined in Subparagraph
                  (b)(ii)(B), then such Noncovered Compensation Percentage shall be adjusted pursuant to Subparagraph (c)(ii).

                  (B) Next, the portion of the remaining amount of the Company Contribution shall be allocated to the appropriate Accounts, as indicated above, of Participants. Such allocation for each Participant shall be equal to the Total Compensation Percentage multiplied by the Participant's Compensation of the Plan Year received while both a Participant and Eligible Employee. "Total Compensation Percentage" shall mean the portion of the remaining amount of the Company Contribution (after application of Subparagraph (A) above), divided by the total amount of all Participants' Compensation for the Plan Year received while both Participants and Eligible Employees. Notwithstanding the foregoing, should the Noncovered Compensation Percentage be greater than the Total

                  Compensation  Percentage,   both  such  percentages  shall  be
                  adjusted such that both equal the following:

                           (Part  2 of  Company Contribution) / (Compensation of
                            all Participants + Noncovered Compensation of all Participants)

                           The Part 2 of the Company Contribution shall then be reallocated in the same manner as provided in this Subparagraph (A) and Subparagraph (B) above, using such adjusted Noncovered Compensation Percentage and Total Compensation Percentage.

                  (C) Effective  January 1, 1991, for purposes of this Paragraph
                  (c), a Participant who is an Eligible Employee and who is on a Disability Status for any Plan Year or portion thereof, shall be deemed to have received Compensation (and Noncovered
                  Compensation, if applicable) in an amount equal to his/her annualized base salary determined immediately prior to becoming disabled. Such deemed Compensation shall be reduced by the amount of any disability benefits taken into account as Compensation. The Participant will receive such deemed Compensation in whole year increments for the Plan Year in which he/she became disabled and for a period (the "Period") commencing with the Plan Year immediately following the Plan Year in which the Participant became disabled through the Plan Year prior to the Plan Year in which the Participant returns to employment from his/her disability. The Participant's deemed Compensation for such Plan Year of return shall equal the whole year deemed Compensation multiplied by a fraction, the numerator of which is the number of whole months of such Participant's absence for such Year and the denominator of which is twelve (12). The Period shall not exceed the number of Years of Service the Participant has accrued at the beginning of such Period for vesting purposes, except that if the Participant has ten (10) or more of such Years of Service, the Period shall continue until the earlier of the date on which the Participant reaches age fifty-seven (57) or dies.

                  (D) The rules of this Paragraph (d) regarding Participants on Disability Status shall be applied in a manner consistent with the provisions of Code Section 415(c)(3)(C). For Plan Years beginning before January 1, 1997, , the deemed Compensation rules of Subparagraph (C) shall not apply with respect to any Participant who is an officer, owner, or Highly Ccompensated Employee, within the meaning of Code Section 415(c)(3)(C).

         (c) Notwithstanding the above, if an "Accrued Contribution" on behalf of an individual exists for the Plan Year during the period while the individual was a Participant, the total allocation on behalf of the Participant (determined under the rules of Paragraphs (b) and (c) above) shall be reduced (but not below zero) by the Participant's Accrued Contribution. For the purpose of this Paragraph (d), "Accrued Contribution" shall mean (i) an obligation by the Company, pursuant to a collective bargaining agreement, to make a contribution on behalf of a Participant to another tax-qualified retirement plan during the Plan Year, and/or (ii) a deemed obligation by the Company to make such a contribution, pursuant to an agreement between the Participant's employer and the respective collective bargaining unit which specifies the amount of such deemed obligation, although no such contribution was actually made because the Company was not currently required to contribute to another tax-qualified retirement plan due to the overfunded status of such plan, even though such Participant continued to accrue additional benefits under such plan.

         (d) Notwithstanding the above, a Participant shall not be entitled to share in an allocation under Paragraphs (b) or above for a particular Plan Year unless that Participant is employed by the Company as an Eligible Employee on the last day of that Plan Year. However, the rule in the preceding sentence shall not apply to a Participant who is an Eligible Employee and whose employment with the Company and all Affiliated Companies is terminated during the Plan Year (i) after age fifty-seven (57), (ii) by reason of his death or Disability, (iii) by reason of the sale or transfer of a unit or operation of the Company or an Affiliated Company to a third party which is not affiliated in any manner with the Company or an Affiliated Company, or (iv) by reason of the discontinuance of such unit or operation. Any such Participant shall be entitled to share in an allocation under Paragraph (b)or above for the Plan Year in which such termination occurs and with respect to all Compensation actually paid to such Participant while both a Participant and an Eligible Employee or after termination of employment in such Plan Year.

         (e) The allocations of Company Contributions under this Section 6.3 shall be made after the allocations required by Sections 6.4 and 13.4 have been made.

         (f) Notwithstanding the above, if a Participant leaves Eligible Employee status during a Plan Year but continues to remain an Employee through the last day of such Plan Year, such Participant shall be entitled to share in an allocation under Paragraphs (b)or above based only on the Compensation of such Participant for the period of time during such Plan Year that such Participant was an Eligible Employee.

         (g) Notwithstanding anything to the contrary in this Section 6.3, allocations of Company Contributions made pursuant to Paragraph (b) or
         (c) above may be adjusted such that allocations to Participants who are Highly Compensated Employees as compared to allocations to Participants who are not Highly Compensated Employees when expressed as a percentage of Compensation may differ in order to satisfy the requirements of Code
         Section 410(b) and the regulations thereunder.

6.4      Valuation of Participants' Accounts.

         On each Valuation Date, the Trustee shall value the assets of the Trust on the basis of fair market values. Each separate Investment Fund shall be valued separately and the net asset value ("NAV") of each outstanding Fund Unit or in the case of the Company Stock Fund, the value of each share for each Investment Fund shall be determined. The valuation and allocation provisions of this Section 6.4 shall be applied and implemented in accordance with the following rules:

         (a) The Trustee shall determine the fair market value of each Investment Fund as of each Valuation Date, taking into account any increase or decrease in the market value of the assets of any such Investment Fund, any dividends, interest or other income received by such Investment Fund, any loss or expense attributable to Trust expenses that were not paid by the Company, and any other gains or losses allocable to such Investment Fund. The net income or loss of any Investment Fund for any Valuation Date shall not include the following transactions ("Transactions") made as of such date:

                  (i) Company or Participant Contributions, Rollover Contributions, distributions recontributed pursuant to Section 8.4(b), forfeitures allocated to Participants' Accounts pursuant to Section 6.3(a)(i) or loan repayments by Participants;

                  (ii)  Distributions,  withdrawals,  forfeitures  of  nonvested
                  Account   balances   pursuant  to  Section  8.4(a),   or  loan
                  disbursements to Participants under Section 14.3; or

                  (iii) Exchanges pursuant to Section 5.4(e).

         (b) The Trustee shall determine the NAV or share value of each Fund Unit of each Investment Fund by dividing the fair market value of each such Investment Fund, determined under Paragraph (a), by the number of Fund Units or shares outstanding with respect to each such Investment Fund as of such Valuation Date prior to effecting the purchase or sale of Fund Units or shares as applicable, to reflect Transactions made on such Valuation Date.

         (c) Following the determination of the NAV or share value for each Fund Unit or share of each Investment Fund as of any Valuation Date under Paragraph (b), the Trustee shall effect the purchase or sale of Fund Units or shares, as applicable, within each Investment Fund to reflect

         Transactions made on such Valuation Date with respect to each such Investment Fund on the basis of the NAV or value of the applicable Fund Unit or share as so determined.

         (d) Following the purchase or sale of Fund Units or shares to reflect Transactions made as of any Valuation Date in each Investment Fund, the Trustee shall revalue the Accounts and subaccounts (established pursuant to Section 5.4(b)) of each Participant as of such Valuation Date so as to reflect any increase or decrease in the number of Fund Units or shares credited to each such Participant's Accounts and subaccounts and the value of the Fund Units or shares credited to each such Account and subaccount.

         (e) For purposes of the application of this Section 6.4, the Valuation Date as of which a Transaction shall be considered made shall be determined as follows:

                  (i) Except as provided in Subparagraph (ii), any Transaction described in Section 6.4(a)(i) shall be considered made as of the Valuation Date on which the wire transfer to the Trustee of funds pertaining to such Transaction is effected no later than 4:00 p.m. Eastern Standard Time.

                  (ii) In the case of a Rollover Contribution by a Participant or a contribution to the Trust by a Participant effected other than by payroll deduction for any reason, such Transaction shall be considered made as of the Valuation Date on which the funds pertaining to such Transaction are received by the Trustee no later than 2:00 p.m. Eastern Standard Time.

                  (iii) Any Transaction described in Section 6.4(a)(ii), other than forfeitures of nonvested Account balances pursuant to
                  Section 8.4(a), shall be considered made as of the Valuation Date upon which the request pertaining to such Transaction is made by the Participant, or if later, the Valuation Date upon which the request is approved by the Committee or its representative, provided notice of such request, or approval, as applicable, is received by the Trustee no later than 4:00 p.m. Eastern Standard Time on such Valuation Date. A forfeiture described in Section 6.4(a)(ii) shall be considered made as of the same Valuation Date as of which the distribution of the vested portion of the Participant's Accounts with respect to which the forfeiture pertains is considered made.

                  (iv) Any exchange pursuant to Section 5.4(e) shall be considered made as of the Valuation Date upon which notice of such Transaction, delivered in the manner prescribed by the Committee, is received by the Trustee by 4:00 p.m. Eastern Standard Time.

                  (v) Any  Transaction  described in  Subparagraphs  (i),  (ii),
                  (iii) and (iv) which occurs on a Valuation Date but after the time specified in any such Subparagraph shall be considered made as of the next succeeding Valuation Date.

         (f) The determination of net income and losses under Section 6.4 shall be made prior to the allocations required under Sections 6.3 and 13.4, if any, and prior to the adjustments required under Sections 4.4, 4.5 and 4.7, if any.

6.5      Treatment of Accounts Upon Termination of Employment.

         Upon a Participant's termination of employment, pending distribution of the Participant's benefit pursuant to the provisions of Article VIII below, the Participant's Accounts shall continue to be maintained and accounted for in accordance with all applicable provisions of this Plan, including but not limited to the applicable provisions of Sections 6.3 and 6.4 as of any Anniversary Date or other date preceding the distribution of the Participant's entire benefit under the Plan.

6.6      Miscellaneous Valuation Rules.

         (a) The Committee and the Trustee shall establish such additional accounting procedures as may be necessary for the purpose of making the allocations, valuations and adjustments to Participants' Accounts provided for in this Article VI. From time to time, the Committee and Trustee may modify such additional accounting procedures for the purpose of achieving equitable, nondiscriminatory, and administratively feasible allocations among the Accounts of Participants in accordance with the general concepts of the Plan and the provisions of this
         Article VI.

         (b) The Company, the Committee, and the Trustee do not in any manner or to any extent whatsoever warrant, guarantee or represent that the value of a Participant's Account shall at any time equal or exceed the amount previously contributed thereto.

                                   ARTICLE VII

                            VESTING IN PLAN ACCOUNTS

7.1      No Vested Rights Except as Herein Provided.

         No Participant shall have any vested right or interest to, or any right of payment of, any assets of the Trust Fund, except as expressly provided in this Plan. Neither the making of any allocations nor the credit to any Account of a Participant shall vest in any Participant any right, title, or interest in or to any assets of the Trust Fund.

7.2      Vesting Schedule.

         (a) For Plan Years beginning prior to January 1, 1989, a Participant's interest in his/her Company Contribution on Pay Account shall vest in accordance with the following schedule:

                  Years of Service                            Vested Percentage

                  Less than 3                                               0%
                  3 but less than 4                                        30%
                  4 but less than 5                                        40%
                  5 but less than 6                                        50%
                  6 but less than 7                                        60%
                  7 but less than 8                                        70%
                  8 but less than 9                                        80%
                  9 but less than 10                                       90%
                  10 or more                                              100%

         (b) Notwithstanding the above, for all Plan Years beginning on or after January 1, 1989, a Participant's interest in his/her Company
         Contributions on Pay Account shall vest in accordance with the following schedule, provided such Participant performs at least one (1) Hour of Service in any Plan Year beginning on or after January 1, 1989:

                  Years of Service                            Vested Percentage

                  Less than 3                                               0%
                  3 but less than 4                                        30%
                  4 but less than 5                                        40%
                  5 but less than 6                                        60%
                  6 but less than 7                                        80%
                  7 or more                                               100%

         (c) Notwithstanding the above, a Participant shall become fully vested in his/her Company Contribution on Pay Account upon the occurrence of any of the following events, if such Participant is then still an
         Employee:

                  (i)      Attainment of age fifty-seven (57);

                  (ii)     Death;

                  (iii)   Adjudication   as   incompetent   by  a  court  having
                  jurisdiction over such matters; or

                  (iv)     Termination of employment due to a Disability.

7.3      Permissive Vesting.

         Notwithstanding the rules of Section 7.2 above, all Participants who are affected by a closure or sale of a unit of the Company to an entity that is not an Affiliated Company which does not constitute a partial termination under
Section 11.5, shall become fully vested in their benefit under the Plan, unless the Board of Directors has, prior to such closure or sale, determined otherwise. The account balance credited to the Company Contribution on Pay Account of each Participant which becomes 100% vested as a result of the application of this
Section 7.3, determined as of the date of the Participant's date of termination, shall be transferred to a Company Contribution on Pay (Fully Vested) Account to be maintained in the Trust for each such affected Participant.

7.4      Vesting of Participant Contributions.

         A Participant shall at all times have a 100% vested interest in his/her Tax Deferred Contributions Account, Taxed Contributions Account, Company Match on Contributions Account, Prior Plans Account and Company Contribution on Pay (Fully Vested) Account and Rollover Account.

7.5      Vesting During Leave of Absence.

         Effective October 1, 1992, in the case of a Participant who is on a Disability Leave of Absence, such Participant shall be 100% vested in all amounts allocated to such Participant's Company Contribution on Pay (Fully Vested) Account pursuant to Section 6.3 during such Disability Leave of Absence and earnings thereon. Prior to October 1, 1992, a Participant to whom amounts are allocated under Section 6.3 hereof while on Disability Leave of Absence, shall be 100% vested in such allocated amounts and the earnings accrued thereon during such Disability Leave of Absence. Earnings accrued on such amounts after any such Participant recommenced active employment with the Company and before October 1, 1992, shall be credited to his/her Company Contribution on Pay Account, subject to the vesting schedule of Section 7.2 hereof.

                                  ARTICLE VIII

                            PAYMENT OF PLAN BENEFITS

8.1      Payment of Benefits.

         (a) Subject to the provisions of Section 8.3 and Article XVII, if a Participant terminates employment for any reason other than death, such Participant may elect to receive a distribution of his/her entire vested interest under the Plan as soon as is reasonably practicable following such termination of employment. Such distribution shall be made in any of the following forms, at the election of the Participant:

                  (i) One lump sum distribution made in cash, except to the extent any of the vested portion of such Participant's Accounts is invested in the Company Stock Fund, and such Participant elects a single lump sum distribution of his entire vested Account, then such distribution may be made in such stock at the election of the Participant to the extent so invested in such stock;

                  (ii)  Two  or  more   equal  or   unequal   cash   installment
                  distributions   at   specified   intervals   (subject  to  the
                  limitations of Section 8.3(c)).

         Upon the sale of a subsidiary, as described in Section 401(k)(10)(A)(iii) of the Code, that is an Affiliated Company to an entity that is not an Affiliated Company, the Committee shall direct the Trustee to make a distribution of an affected Participant's distributable benefit in the Trust Fund as if such Participant's employment had terminated; provided, however, that the portion of such Participant's distributable benefit that consists of his Tax Deferred Contributions Account may only be distributed in the form described in
         Section 8.1(a)(i) hereof. Prior to January 1, 1993, an affected Participant shall not be considered to have terminated employment upon the sale of an entity that is not a subsidiary of an Affiliated Company. Effective upon the later to occur of (i) January 1, 1993, or
         (ii) the date of the transaction, an affected Participant shall be considered to have terminated employment as a result of the sale of an entity that is not a subsidiary solely for purposes of receiving distributions under Section 8.1(a) hereof from Accounts other than such Participant's Tax Deferred Contributions Account. For purposes of receiving a distribution from such Participant's Tax Deferred Contributions Account under Section 8.1(a), an affected Participant will be considered to have terminated employment only to the extent he would be considered to have separated from service for purposes of Code
         Section 401(k)(2)(B)(i)(I) or any successor provision thereto.

         (b) Subject to the provisions of Article XVII, a Participant who is an Employee may withdraw amounts from his/her Taxed Contributions Account or Prior Plans Account at any time. Subject to the provisions of
         Article XVII, a Participant who is an Employee and who has withdrawn all amounts from his/her Taxed Contributions Account and Prior Plans Account may, prior to termination of employment upon incurring a Hardship as determined by the Committee, withdraw amounts from his/her Company Match on Contributions Account, Company Contribution on Pay (Fully Vested) Account, , and Rollover Account; provided that the Participant may only withdraw amounts from an Account if the Hardship persists and all amounts in the next previously enumerated Account have been withdrawn. If the Hardship persists and all amounts from the Accounts enumerated in the previous sentence have been withdrawn, the Participant who is an Employee may withdraw amounts from his/her Tax Deferred Contributions Account (excluding any earnings on such Account earned after December 31, 1988). Effective October 1, Committee determinations on Hardships shall be made in accordance with the following procedures:

                  (i) A Hardship distribution shall be made to a Participant only if the Committee (or its representative) determines that the Participant has an immediate and heavy financial need and that a withdrawal from the Plan is necessary in order to satisfy such need.

                  (ii)  The  following   situations  shall  be  "deemed"  to  be
                  immediate and heavy financial needs:

                           (A) Medical expenses described in Code Section 213(d)
                  incurred by the Participant, the Participant's spouse, or any dependents of the Participants (as defined in Code Section
                  152);

                           (B) The purchase  (excluding  mortgage payments) of a
                  principal residence for the Participant only;

                           (C) Payment of tuition for the next twelve (12) months of post- secondary education for the Participant, the Participant's spouse, children, or other dependents;

                           (D)  The  need  to  prevent   the   eviction  of  the
                  Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence; and

                           (E) Any other situation deemed an immediate and heavy
                  financial need by the Internal Revenue Service through the publication of revenue rulings, notices, and other documents of general applicability.

                  (iv) A withdrawal from the Plan is deemed necessary to satisfy an immediate and heavy financial need if all of the following requirements are met:

                           (A) The amount of the withdrawal is not in excess of the amount required to relieve the financial need or in excess of the amount that such need could not be satisfied from other sources that are reasonably available to the Participant.

                           (B) The Participant has obtained all distributions, other than hardship distributions and all nontaxable loans currently available under all plans maintained by the Company

                           (C) The Plan and all other plans maintained by the Company shall limit the Participant's Tax Deferred Contributions to the limit under Code Section 402(g) for that year minus the Participant's Tax Deferred Contributions for the year of the Hardship withdrawal.

                           (D) The Participant shall be prohibited from making Tax Deferred or Taxed Contributions to the Plan and all other Plans maintained by the Company for 12 months after receipt of the hardship distribution.

                  (v) A Participant's resources shall be deemed to include those
                  assets  of  his/her   spouse  and  minor   children  that  are
                  reasonably available to the Participant.

         (c) Except as provided in Paragraphs (b), (c) and (f), Participants may not receive a distribution of their benefits under the Plan prior to termination of employment.

         (d) In the event of the death of a Participant, the Participant's benefit under the Plan (reduced by any security interest held by the Plan by reason of a loan outstanding to such Participant pursuant to
         Section 14.3 and subject to the rights of any person pursuant to a Qualified Domestic Relations Order as defined in Section 14.2) shall be distributed to the Participant's Beneficiary designated pursuant to
         Section 8.2. Distributions to the Beneficiary pursuant to this Paragraph (e) shall be in the same form and at the same time as specified in Paragraph (a) above, as elected by the Beneficiary, subject to the limitations of Section 8.3 and Article XVII.

         (e) A Participant who has attained age 59-1/2 may withdraw all or a portion of the current balance of his/her Accounts at any time by submitting a request therefor to the Committee in the manner prescribed by it, subject to the requirements of Article XVII. Withdrawal from Accounts shall occur in the following order, with each enumerated Account to be totally depleted before amounts in the next enumerated Account may be withdrawn: Taxed Contributions Account, Prior Plans Account, Company Match on Contributions Account, Company Contribution on Pay (Fully Vested) Account, Rollover Account, Tax Deferred Contributions Account, and Company Contribution on Pay Account.

         (f) Notwithstanding the provisions contained in the foregoing Paragraphs of this Section 8.1, any provision which restricts or would deny a Participant through the withholding of consent or the exercise of discretion by some person or persons other than the Participant (and where relevant, other than the Participant's spouse) of an alternative form of benefit, in violation of Code Section 411(d)(6) and the regulations promulgated thereunder, is hereby amended by the deletion of the consent and/or discretion requirement

         8.2      Designation of Beneficiary.

         (a) Each Participant or Beneficiary entitled to receive a benefit under this Article VIII (collectively referred to as a "Distributee") shall have the right to designate a Beneficiary or Beneficiaries to receive his/her interest in the Trust Fund in the event of his/her death before receipt of his/her entire interest in the Trust Fund. This designation is to be made on the form prescribed by and delivered to the Committee. In the case of a Participant who is married as of the date of his/her death, such Participant's Beneficiary shall be his/her surviving spouse, unless such Participant has designated another Beneficiary with the written consent of such spouse. Any such consent must acknowledge the effect of such designation on the rights of such spouse and must be witnessed by a Plan Representative or a notary public unless it is established to the satisfaction of a Plan Representative that such consent may not be obtained because there is no spouse, because the spouse cannot be located, or such other circumstances as may be prescribed in regulations under Code Section 417. For purposes of this Paragraph (a), "Plan Representative" shall mean the person or persons designated by the Committee to perform the duties specified herein.

         (b) If a deceased Participant shall have failed to designate a Beneficiary, or if the Committee shall be unable to locate a designated Beneficiary after reasonable efforts have been made, or if for any reason the designation shall be legally ineffective, or if the Beneficiary shall have predeceased the Participant, any distribution required to be made under the provisions of this Plan shall commence within five (5) years after the Participant's death to the Participant's estate. However, if the Committee cannot locate a qualified representative of the deceased Participant's estate, or if administration of the estate is not otherwise required, the Committee in its discretion may make the distribution under this subparagraph to the deceased Participant's heirs at law, determined in accordance with the law of the State of the Participant's domicile in effect as of the date of the Participant's death.

         (c) The Committee shall prescribe such procedures, either in writing or in practice, as it deems appropriate to implement the provisions of this Section 8.2.

8.3      Distribution Rules.

         Notwithstanding any other provisions of this Article VIII of the Plan regarding distributions of Participant's Accounts, the following additional rules shall apply to all such distributions, effective January 1, 1987.

         (a) In no event shall any benefits under this Plan, including benefits upon retirement, termination of employment, or disability, be paid (or commence to be paid) to a Participant prior to the "Consent Date" (as defined herein) unless the Participant consents in writing (or on some electronically recorded device susceptible to written reproduction) to the payment (or commencement of payment) of such benefits prior to said Consent Date. As used herein, the term "Consent Date" shall mean the later of (i) the Participant's 62nd birthday, or (ii) the Participant's Normal Retirement Age. Notwithstanding the foregoing, the provisions of this paragraph shall not apply (i) following the Participant's death, or (ii) with respect to a lump sum distribution of the vested portion of a Participant's Account if the total amount of such vested portion does not exceed $5,000.

         (b) Unless a Participant elects otherwise pursuant to Paragraph (a) above, distributions of the vested portion of a Participant's Accounts shall commence no later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: (i) the Participant's Normal Retirement Age; (ii) the tenth anniversary of the year in which the Participant commenced participation in the Plan; or
         (iii) the termination of the Participant's employment with the Company.

         (c) Notwithstanding Paragraph (a) or (b) above, distributions of the entire vested portion of a Participant's Accounts shall be made no later than the Participant's Required Beginning Date, or, if such distribution is to be made over the life of such Participant or over the lives of such Participant and a Beneficiary (or over a period not extending beyond the life expectancy of such Participant and Beneficiary) then such distribution shall commence no later than the Participant's Required Beginning Date. Required Beginning Date shall mean:

                  (i) For the period prior to January 1, 1989 and after December 31, 1996, April 1 of the calendar year following the later of the calendar year in which the Participant (A) attains age 70-1/2, or (B) retires; provided, however the foregoing clause
                  (B) shall not apply with respect to a Participant who is a Five Percent Owner (as defined in Section 416(i) of the Code) at any time during the five Plan Year period ending in the calendar year in which the Participant attains age 70-1/2. If the Participant becomes a Five Percent Owner during any Plan Year subsequent to the five Plan Year period referenced above, the Required Beginning Date under this Subparagraph (1) shall be April 1 of the calendar year following the calendar year in which such subsequent Plan Year ends.

                  (ii) For the period after December 31, 1988 and before January 1, 1997, April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2; provided, however, if the Participant attains age 70-1/2 before January 1, 1988, and the Participant was not a Five Percent Owner (as defined in Section 416(i) of the Code) at any time during the Plan Year ending with or within the calendar year in which such Participant attains age 66-1/2 or any subsequent Plan Year, then this Subparagraph (ii) shall not apply and the Required Beginning Date shall be determined under Subparagraph
                  (i) above.

         (d) Notwithstanding anything to the contrary in this Plan, if a Participant dies before distribution of his/her vested benefit has begun in accordance with Paragraph (c) above, the Participant's vested benefit shall be distributed to his Beneficiary within five years from the date of the Participant's death except that any portion of the Account balance meeting the following requirements shall not be subject to this rule:

                  (i)  A  Beneficiary   has  been   designated  to  receive  the
                  Participant's   Account   balance  and  such   designation  is
                  effective at the Participant's death;

                  (ii) The Account balance is paid to the Beneficiary over the Beneficiary's life or over a period not to exceed the Beneficiary's life; and

                  (iii) The payments to the Beneficiary commence within one year of the Participant's death, or, if the Beneficiary is the spouse, before the time the deceased Participant would have attained age 70-1/2. If a Participant dies after distributions have begun in accordance with paragraph (c) above, the remaining portion of the Participant's vested benefit will be distributed at least as rapidly as the method of distribution being used as of the date of the Participant's death.

         (e) All distributions under this Plan shall be made in accordance with the minimum distribution incidental benefit requirements of Code
         Section 401(a)(9)(G) and in accordance with all regulations issued under Code Section 401(a)(9).

         (f) If a distribution is to be made over the life of a Participant or the joint lives of a Participant and his or her spouse, the life expectancy of the Participant and/or the life expectancy of the spouse (if a distribution is to be made over the joint lives of the Participant and his or her spouse) shall not be recalculated annually unless the Participant elects recalculation prior to his or her Required Beginning Date as determined under paragraph (c) above. If a Participant dies before the distribution of his or her vested benefit has begun in accordance with paragraph (c) above and the distribution of the Participant's vested benefit is to be made to the Participant's spouse over the life of such spouse, the life expectancy of the spouse shall not be recalculated unless such spouse elects otherwise prior to the date the deceased Participant would have attained age 70-1/2.

         (g) If it is not administratively practical to calculate and commence payments by the latest date specified in the rules of Paragraphs (b),
         (c) and (d) above because the amount of the Participant's benefit cannot be calculated, or because the Committee is unable to locate the Participant (or eligible Beneficiary) after making reasonable efforts to do so, the payment shall be made as soon as is administratively possible (but not more than 60 days) after the Participant (or Beneficiary) can be located and the amount of the distributable benefit can be ascertained.

8.4      Forfeitures.

         (a) In the event that a distribution of Company Contributions is made to a Participant due to a termination of employment when he/she is not fully vested in such amounts, the non-vested portion of the Participant's Account(s) shall be forfeited upon the earlier to occur of the following: (i) the date the distribution is considered made, determined pursuant to the provisions of Section 6.4, or (ii) the date upon which the former Participant incurs five consecutive one-year Breaks in Service.

         (b) A Participant  who received a  distribution  described in Paragraph
         (a) above may recontribute the amount of the distribution he/she received. Such a repayment must be made before the earlier of (i) the end of the first period of five consecutive one-year Breaks in Service commencing after the payment of the distribution made pursuant to
         Section 8.4(a) above, or (ii) five years after the first date on which the Participant is subsequently reemployed. If the Participant repays the amount of the distribution within the prescribed time period, the amount of his/her Account balances shall be completely restored.

         Neither the amount recontributed nor the Account balances shall be adjusted for gains, losses, or interest in the interim period. A Participant who receives a distribution subject to the rules of this
         Section 8.4 and who does not recontribute such amounts shall not be entitled to any portion of the non-vested portion of his/her Account balances (determined as of the date of the first distribution).

         (c) Forfeitures shall be used as provided in Section 6.3.

8.5      Valuation of Plan Benefits.

         For the purpose of any withdrawal or distribution of benefits under this Article VIII, the value of a Participant's Accounts shall be equal to the value determined as of the Valuation Date coinciding with the date the distribution is considered made, determined pursuant to the provisions of
Section 6.4.

8.6      Lapsed Benefits.

         (a) In the event that a benefit is payable under this Plan to a Participant and after reasonable efforts the Participant and his/her Beneficiary cannot be located for the purpose of paying the benefit during a period of two (2) consecutive years, the Participant shall be presumed dead and the benefit shall be treated as a Forfeiture under
         Section 8.4.

         (b) Notwithstanding the provisions of Paragraph (a) above, if the Participant or his/her Beneficiary shall subsequently present a valid claim to the benefit, the Accounts of the Participant shall be reinstated (pursuant to Section 6.3(a)) and the benefit shall be payable to the Participant or Beneficiary.

8.7      Persons Under Legal Disability.

         (a) If any payee under the Plan is a minor or if the Committee reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him/her, the Committee may have the payment, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting the payee, unless it has received due notice of claim therefore from a duly appointed guardian or committee of the payee.

         (b) Any such payment shall be a payment from the Accounts of the payee and shall, to the extent thereof, be a complete discharge of any liability under the Plan to the payee.

8.8      Additional Documents.

         (a) The Committee or the Company may require satisfactory proof of any matter under this Plan from or with respect to any Employee, Participant, or Beneficiary, and no person shall be entitled to receive any benefits under this Plan until the required proof shall be furnished.

         (b) The Committee or Trustee, or both, may require the execution and delivery of such documents, papers and receipts as the Committee or Trustee may determine necessary or appropriate in order to establish the fact of death of the deceased Participant and of the right and identity of any Beneficiary or other person or persons claiming any benefits under this Article VIII.

         (c) The Committee or the Trustee, or both, may, as a condition precedent to the payment of death benefits hereunder, require an inheritance tax release and/or such security as the Committee or Trustee, or both, may deem appropriate as protection against possible liability for State or Federal death taxes attributable to any death benefits.

8.9      Direct Transfers.

         (a)  Effective  with respect to  distributions  made before  January 1,
         1993, in the case of any Participant or Participants who have terminated employment with the Company and all Affiliated Companies, as determined under the provisions of Section 8.1(a) hereof, and subsequently become employed by an unrelated successor employer, the Committee shall, at the request of such Participant or Participants, direct the Trustee to transfer the assets in the Accounts of such Participant or Participants either (i) directly to the trustee of any retirement plan maintained by such successor employer or employers in lieu of any distribution described in the preceding provisions of this
         Article VIII but only if (A) the retirement plan maintained by such successor employer is determined to the satisfaction of the Committee to be qualified under Section 401 of the Code, (B) the sponsor and trustee of such plan consent to the transfer, and (C) such transfer satisfies the conditions of Section 10.2 hereof, or (ii) directly to the custodian or trustee of an individual retirement account under
         Section  408(a) of the Code or an individual  retirement  annuity under
         Section 408(b) of the Code.

         (b) In the case of any Participant or Participants who are or were employed by a unit of the Company or all or part of an Affiliated Company which is the subject of a corporate reorganization, sale or other transaction under circumstances such that it would not be permissible under Section 8.1(a) hereof solely as a result of such transaction to make distribution of one or more of the Accounts of such

         Participant or Participants actively employed by the successor entity, then the Committee may, at its discretion, direct the Trustee to transfer the assets in the Accounts of such Participant or any or all such Participants with respect to which no distribution is permitted under Section 8.1(a) directly to the trustee of any retirement plan maintained by a successor employer, but only if the transfer meets the requirements of Paragraph (a) of this Section 8.9.

8.10     Election for Direct Rollover.

         (a) To the extent required by Section 401(a)(31) of the Code, a Participant whose Accounts become payable in an "eligible rollover distribution," as defined in (b)(i) below, shall be entitled to make an election for a direct rollover of all or a portion of such eligible rollover distribution to an "eligible retirement plan," as defined in
         (b)(ii) below. Any non-taxable portion of the value of a Participant's Accounts shall be payable to the Participant as otherwise provided elsewhere in the Plan.

         (b)      For purposes of this Section,

                  (i) an "eligible rollover distribution" shall mean any distribution of all or any portion of the value of a Participant's Accounts, except that an eligible rollover distribution shall not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); effective January 1, 1999, any hardship distribution described in
                  Section 401(k)(2)(B)(i)(IV), and

                  (ii) an "eligible retirement plan" shall mean any plan described in Code Section 402(c)(8)(B), the terms of which permit the acceptance of a direct rollover from a qualified plan.

         (c) A Participant's direct rollover election under this Section shall specify the dollar or percentage amount of the direct rollover, the name and address of the eligible retirement plan selected by the Participant and such additional information as the Committee deems necessary or appropriate in order to implement the Participant's election. It shall be the Participant's responsibility to confirm that the eligible retirement plan designated in the direct rollover election will accept the eligible rollover distribution. The Committee shall be entitled to effect the direct rollover based on its reasonable reliance on information provided by the Participant, and shall not be required to independently verify such information, unless it is clearly unreasonable not to do so.

         (d) At least thirty (30) days, but not more than ninety (90) days, prior to the date the value of a Participant's Accounts become payable, the Participant shall be given written notice of any right he may have to elect a direct rollover of his eligible rollover distribution. Except in the case of a Participant to whom the provisions of Article XVIII apply, a Participant who has received the direct rollover notice may waive the thirty (30) day advance notice requirement by making an affirmative election to make or not to make a direct rollover of all or a portion of his Accounts.

         (e) If a Participant whose Accounts become payable in an eligible rollover distribution fails to file a direct rollover election with the Committee within ninety (90) days after receipt of the direct rollover notice, or if the Committee is unable to effect the rollover within a reasonable time after the election is filed with the Committee due to the failure of the Participant to take such actions as may be required by the eligible retirement plan before it will accept the rollover, the value of the eligible rollover distribution shall be paid to him in accordance with the applicable provisions of this Plan, after withholding any applicable income taxes.

         (f) To the extent required by Section 401(a)(31) of the Code, if all or a portion of the value of a Participant's Accounts is payable to his surviving spouse in an eligible rollover distribution, or to a former spouse in accordance with a "qualified domestic relations order," such surviving spouse or former spouse shall be entitled to elect a direct rollover of all or a portion of such distribution to an individual retirement account or an individual retirement annuity in accordance with the provisions of this Section.

                                   ARTICLE IX

                    OPERATION AND ADMINISTRATION OF THE PLAN

9.1      Plan Administration.

         (a) Authority to control and manage the operation and administration of the Plan shall be vested in the Albertson's, Inc. Benefit Plans Committee ("Committee").

         (b) The Members of the Committee shall be appointed by the Board of Directors and shall hold office until termination of such status in accordance with the provisions of Section 9.7.

         (c) For purposes of ERISA Section 402(a), the Members of the Committee shall be the Named Fiduciaries of this Plan.

         (d) The secretary of the Committee shall cause to be attached to the copy of the Plan maintained in the office of the Committee an accurate schedule listing the names of all persons from time to time serving as the Named Fiduciaries of the Plan for the purpose of inspection.

         (e) For purposes of ERISA Section 404(c) and the Department of Labor Regulations promulgated thereunder, the Chairman of the Committee shall be the fiduciary responsible for the provision and distribution of all information required by such statutory and regulatory requirements.

9.2      Committee Powers.

         The Committee shall have all powers necessary to supervise the administration of the Plan and control its operations. In addition to any powers of authority conferred on the Committee elsewhere in the Plan or by law, the Committee shall have, by way of illustration but not by way of limitation, the following discretionary powers and authority:

         (a) To allocate fiduciary responsibilities (other than "Trustee Responsibilities") among the Named Fiduciaries and to designate one or more other persons to carry out fiduciary responsibilities (other than Trustee Responsibilities). However, no allocation or delegation under this Section 9.2(a) shall be effective until the person or persons to whom the responsibilities have been allocated or delegated agree to assume the responsibilities. The term "Trustee Responsibilities" shall have the meaning set forth in Section 405(c) of ERISA.

         (b) To designate representatives to carry out responsibilities relating to the Plan, other than fiduciary responsibilities.

         (c) To employ such legal, actuarial, medical, accounting, clerical, and other assistance as it may deem appropriate in carrying out the provisions of this Plan, including one or more persons to render advice with regard to any responsibility any Named Fiduciary or any other fiduciary may have under the Plan.

         (d) To establish rules and procedures from time to time for the conduct of the Committee's business and the administration and effectuation of this Plan.

         (e) To administer, interpret, construe and apply this Plan. To decide all questions which may arise or which may be raised under this Plan by any Employee, Participant, former Participant, Beneficiary or other person whatsoever, including but not limited to all questions relating to eligibility to participate in the Plan, the amount of service of any Participant, and the amount of benefits to which any Participant or his/her Beneficiary may be entitled.

         (f) To determine the manner in which the assets of this Plan, or any part thereof, shall be disbursed.

         (g) To direct the Trustee, in writing, from time to time, to invest and reinvest the Trust Fund, or any part thereof, or to purchase, exchange, or lease any property, real or personal, which the Committee may designate. This shall include the right to direct the investment of all or any part of the Trust in any one security or any one type of securities permitted hereunder. Among the securities which the Committee may direct the Trustee to purchase are "Employer Securities" as defined in Code Section 409(1).

         (h) To perform or cause to be performed such further acts as it may deem to be necessary, appropriate or convenient in the efficient administration of the Plan.

         Any action taken in good faith by the Committee in the exercise of discretionary authority conferred upon it by this Plan shall be conclusive and binding upon the Participants and their Beneficiaries. All discretionary powers conferred upon the Committee shall be absolute. However, all discretionary powers shall be exercised in a uniform and nondiscriminatory manner. This
Section 9.2 shall be effective on or after January 1, 1987.

9.3      Investment Manager.

         (a) Notwithstanding anything in this Article IX to the contrary, the Committee, by action reflected in the minutes thereof, may appoint one or more Investment Managers, as defined in Section 3(38) of ERISA, to manage all or a portion of the assets of the Plan.

         (b) An Investment Manager shall discharge its duties in accordance with applicable law and in particular in accordance with Section 404(a)(1) of ERISA.

         (c) An Investment Manager, when appointed, shall have full power to manage the assets of the Plan for which it has responsibility, and neither the Company nor the Committee shall thereafter have any responsibility for the management of those assets, except as otherwise provided by law.

         (d) As shall be provided in any contract between an Investment Manager and the Committee, such Investment Manager shall hold a revocable proxy with respect to all securities which are held under the management of such Investment Manager pursuant to such contract except for Company Stock, and such Investment Manager shall report the voting of all securities subject to such proxy on an annual basis to the Committee.

9.4      Funding Policy.

         (a) At periodic intervals, not less frequently than annually, the Committee shall review the long-run and short-run financial needs of the Plan and shall determine a funding policy for the Plan consistent with the objectives of the Plan and the need to have sufficient funds and/or shares of Company Stock to pay benefits under the Plan.

         (b) In determining the funding policy the Committee shall take into account, at a minimum, not only the long-term investment objectives of the Trust Fund consistent with the prudent management of the assets thereof, but also the short-run needs of the Plan to pay benefits.

         (c) All actions taken by the Committee with respect to the funding policy of the Plan, including the reasons therefore, shall be fully reflected in the minutes of the Committee.

9.5      Committee Procedure.

         (a) A majority of the members of the Committee as constituted at any time shall constitute a quorum, and any action by a majority of the members present at any meeting, or authorized by a majority of the members in writing without a meeting, shall constitute the action of the Committee.

         (b) The Committee may designate one or more of its members ("Designated Members") as authorized to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee of this action and the name or names of the Designated Members.

         (c) The Trustee, Company, Participants, Beneficiaries, and any other party dealing with the Committee may accept and rely upon any document executed by the Designated Members as representing action by the Committee until the Committee shall file with the Trustee a written revocation of the authorization of the Designated Members.

9.6      Compensation of Committee Members and Plan Expenses.

         (a) Members of the Committee shall serve without compensation unless the Company shall otherwise determine. However, in no event shall any member of the Committee who receives full-time pay from the Company receive compensation from the Plan for his/her services as a member of the Committee.

         (b) All members shall be reimbursed for any necessary or appropriate expenditures incurred in the discharge of duties as members of the Committee.

         (c) The compensation or fees, as the case may be, of all officers, representatives, counsel, the Trustee, or other persons retained or employed by the Committee shall be fixed by the Committee, subject to approval by the Company.

         (d) The expenses incurred in the establishment and administration of the Plan, including but not limited to the expenses incurred by the members of the Committee in exercising their duties, shall be paid out of the Trust assets, to the extent they are not paid by the Company.

         (e) Notwithstanding the provisions of Paragraph (d) above, to the extent provided by rules prescribed by the Committee, the cost of interest, transfer taxes, and normal brokerage charges which are included in the cost of securities (or other forms of investments) purchased by the Trust Fund (or charged to proceeds in the case of sales) shall be charged and allocated in a fair and equitable manner to the Accounts of the Participants to which the securities (or other forms of investments) are allocated.

9.7      Resignation and Removal of Members.

         (a) Any member of the Committee may resign at any time by giving written notice to the Chairman or Secretary of the Committee, effective as therein stated.

         (b) Any member of the Committee may, at any time, be removed by the Board of Directors.

         (c) In the case of a Committee member who is also an Employee of the Company, his/her status as a Committee member shall terminate as of the effective date of the termination of his/her employment, except as otherwise provided by the Company.

9.8      Appointment of Successors.

         (a) Upon the death, resignation, or removal of any Committee member, the Board of Directors may appoint a successor.

         (b) Upon termination, for any reason, of a Committee member's status as a member of the Committee, the member's status as a Named Fiduciary shall concurrently be terminated, and upon the appointment of a successor Committee member the successor shall assume the status of a Named Fiduciary as provided in Section 9.1.

9.9      Records.

         (a) The Committee shall keep a record of all its proceedings and shall keep, or cause to be kept, all such books, accounts, records or other data as may be necessary or advisable in its judgment for the administration of the Plan and to properly reflect the affairs thereof, and to satisfy the requirements of ERISA Section 107.

         (b) However, nothing in this Section 9.9 shall require the Committee or any member thereof to perform any act which, pursuant to law or the provisions of this Plan, is the responsibility of the Plan Administrator (e.g., such as satisfying the reporting and disclosure requirements, as provided in Section 9.10), nor shall this Section relieve the Plan Administrator from such responsibility.

9.10     Reporting and Disclosure.

         The Plan Administrator shall be responsible for the reporting and disclosure of information required to be reported or disclosed pursuant to ERISA or any other applicable law.

9.11     Reliance Upon Documents and Opinions.

         (a) The members of the Committee, the Board of Directors, the Company and any person delegated under the provisions hereof to carry out any fiduciary responsibilities under the Plan ("Delegated Fiduciary"), shall be entitled to rely upon any tables, valuations, computations, estimates, certificates and reports furnished by any consultant, or firm or corporation which employs one or more consultants, upon any opinions furnished by legal counsel, and upon any reports furnished by the Trustee.

         (b) The members of the Committee, the Board of Directors, the Company and any Delegated Fiduciary shall be fully protected and shall not be liable in any manner whatsoever for anything done or action taken or suffered in reliance upon any such consultant or firm or corporation which employs one or more consultants, Trustee, or counsel, except as otherwise provided by law.

         (c) Any and all such things done or actions taken or suffered by the Committee, the Board of Directors, the Company, and any Delegated Fiduciary shall be conclusive and binding on all Employees, Participants, Beneficiaries, and any other persons whomsoever, except as otherwise provided by law.

         (d) The Committee and any Delegated Fiduciary may, but are not required to, rely upon all records of the Company with respect to any matter or thing whatsoever, and may likewise treat those records as conclusive with respect to all Employees, Participants, Beneficiaries, and any other persons whomsoever, except as otherwise provided by law.

9.12     Reliance on Committee Memorandum.

         Any person dealing with the Committee may rely on and shall be fully protected in relying on a certificate or memorandum in writing signed by the Committee Chairman as authorized by the majority of the members of the Committee, as constituted as of the date of the certificate or memorandum, as evidence of any action taken or resolution adopted by the Committee.

9.13     Multiple Fiduciary Capacity.

         Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

9.14     Limitation on Liability.

         (a) Except as provided in Part 4 of Subtitle B of Title I of ERISA, no person shall be subject to any liability with respect to his/her duties under the Plan unless he/she acts fraudulently or in bad faith.

         (b)  No  person   shall  be  liable   for  any   breach  of   fiduciary
         responsibility resulting from the act or omission of any other fiduciary or any person to whom fiduciary responsibilities have been allocated or delegated, except as provided in Part 4 of Subtitle B of Title I of ERISA.

         (c) No action or responsibility shall be deemed to be a fiduciary action or responsibility except to the extent required by ERISA.

9.15     Indemnification.

         (a) To the extent permitted by law, the Company shall indemnify each member of the Board of Directors and the Committee, and any other Employee of the Company with duties under the Plan, against expenses (including any amount paid in settlement) reasonably incurred by him/her in connection with any claims against him/her by reason of his/her conduct in the performance of his/her duties under the Plan, except in relation to matters as to which he/she acted fraudulently or in bad faith in the performance of such duties.

         (b) The preceding right of indemnification shall be in addition to any other right to which the Board or Committee member or other person may be entitled as a matter of law or otherwise, and shall pass to the estate of a deceased Committee member.

         (c) For purposes of satisfying its indemnity obligations under this Section, the Company may (but need not) purchase and pay premiums for one or more policies of insurance. However, this insurance shall not release the Company of its liability under this section.

9.16     Bonding.

         Members   of   the   Committee   and   all   other   Employees   having
responsibilities  under  the Plan  shall be  bonded to the  extent  required  by
Section 412 of ERISA or any other applicable law.

9.17     Voting and Other Rights of Company Stock.

         (a) With respect to the voting rights of all Company Stock held in Participant's Accounts (both vested and non-vested), all such voting rights on all matters submitted to shareholders shall be exercised by the Trustee as directed by such Participants pursuant to procedures established by the Committee. Notwithstanding any other provision hereof, the Participants returning directions on Company Stock held in their respective Accounts shall be Named Fiduciaries, for purposes of ERISA, with respect to such directions on such shares. With respect to the voting rights of Company Stock on which Participants fail to return directions, such voting rights shall be exercised by the Trustee by voting such shares on any given issue in the same proportion as are the voted shares of Company Stock with respect to which Participants do affirmatively provide directions.

         (b) Notwithstanding the provisions of Paragraph (a) above, in the event the Company is the subject of a tender offer (as such term is used in Section 14 of the Securities Exchange Act of 1934) for any or all shares of Company Stock held by the Trust, the Committee shall pass through to the Participants the right to determine confidentially whether shares (both vested and non-vested) held subject to the Plan will be tendered pursuant to the offer, in accordance with the following rules:

                  (i) Solely for the purposes of this Section 9.17(b), each Participant shall be deemed a Named Fiduciary (within the meaning of Section 402 of ERISA) with respect to Company Stock held in his Accounts.

                  (ii) During the pendency of the tender offer, this Plan shall continue to operate under its respective normal rules except as expressly provided in this Section 9.17. Accordingly, Participants may, among other things, continue to receive withdrawals and distributions, make changes in the investment of assets held in their respective Accounts and make changes with respect to the investment of prospective contributions as per the terms of the Plan.

                  (iii) To the extent that the tender offer results in the sale of Company Stock in the Trust, the Committee or an Investment Manager shall instruct the Trustee as to the investment of the proceeds of such sale. The sale proceeds shall not be reinvested in Company Stock except as to Accounts of Participants who so consent.

                  (iv) The Trustee shall distribute at the Company's expense copies of all relevant material filed with the Securities and

                  Exchange Commission which are distributed to shareholders of the Company with such offer or regarding such offer, and shall seek confidential written instructions from each Participant as to whether the Company Stock credited to his Accounts should be tendered pursuant to the tender offer. The identities and addresses of Participants and the amount of Company Stock held in their respective Accounts shall be delivered to the Trustee based on the information provided by the Committee and maintained by the Trustee in the normal course as part of its recordkeeping duties.

                  (v) Each Participant may choose to instruct the Trustee directly in one of the following three ways: (A) to tender a specified percentage but less than all of the Company Stock held in his Accounts regardless of the elections of other Participants, (B) to tender all Company Stock held in his Accounts regardless of the elections of other Participants, or
                  (C) not to tender any Company Stock held in his Accounts regardless of the elections of other Participants. The Trustee shall not tender shares of Company Stock for which it has received no directions from a Participant.

                  (vi) The Trustee shall follow up with additional mailings as reasonable under the time constraints then prevailing, to obtain instructions from Participants not otherwise responding to such request for instructions.

         (c) For purposes of ERISA Section 404(c) and the Department of Labor Regulations promulgated thereunder, in connection with any investment in Company Stock, the Chairman of the Committee shall be responsible for compliance with all required confidentiality procedures associated with the exercise of any rights appurtenant to the investment in Company Stock and for ensuring the appointment of an independent fiduciary in situations where the potential for undue employer influence indicates the appropriateness of the appointment of an independent fiduciary, it being contemplated that in the ordinary course the Trustee shall be such independent fiduciary.

9.18     Prohibition Against Certain Actions.

         (a) In administering this Plan, the Committee shall not discriminate in favor of any class of Employees and particularly it shall not discriminate in favor of highly compensated Employees, or Employees who are officers or shareholders of the Company.

         (b) Also, the Committee shall not cause the Plan to engage in any transaction that constitutes a non-exempt Prohibited Transaction under
         Section 4975(c) of the Code or Section 406(a) of ERISA.

         (c) The Committee shall not be required to engage in any transaction, including without limitation, directing the purchase or sale of Company Stock, which it determines, in its sole discretion, might tend to subject itself, its members, the Plan, the Company, or any Participant to liability under federal or state securities law.

         (d) No member of the Committee who is also a Participant or former Participant of this Plan shall vote or decide any matter relating solely to that person's rights under this Plan.

9.19     Military Service.

         Effective December 12, 1994, notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

                                    ARTICLE X

                        MERGER OF COMPANY, MERGER OF PLAN

10.1     Effect of Reorganization or Transfer of Assets.

         In the event of a consolidation, merger, sale, liquidation, or other transfer of the operating assets of the Company to any other company, the ultimate successor or successors to the business of the Company shall automatically be deemed to have elected to continue this Plan in full force and effect, in the same manner as if the Plan had been adopted by resolution of its board of directors, unless the successor(s), by resolution of its board of directors, shall elect not to so continue this Plan in effect, in which case the Plan shall automatically be deemed terminated as of the applicable effective date set forth in the board resolution.

10.2     Merger Restriction.

         Notwithstanding any other provision in this document, this Plan shall not in whole or in part merge or consolidate with, or transfer its assets and/or liabilities to any other plan unless each affected Participant in this Plan would receive a benefit immediately after the merger, consolidation, or transfer (if the Plan then terminated) which is equal to or greater than the benefit he/she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). Provided the requirements set forth in the preceding sentence are satisfied, the Committee may direct that the Plan may merge, consolidate with, or transfer its assets and/or liabilities to another tax-qualified employee pension benefit plan. Any such transaction shall be effected in accordance with any and all applicable law.

                                   ARTICLE XI

                              PLAN TERMINATION AND
                         DISCONTINUANCE OF CONTRIBUTIONS

11.1     Plan Termination.

         (a) The Company may terminate the Plan and the Trust Agreements at any time by an instrument in writing executed in the name of the Company by an officer or officers duly authorized to execute such an instrument, and delivered to the Trustee.

         (b) Upon and after the effective date of the termination, the Company shall not make any further contributions under the Plan and no contributions need be made by the Company applicable to the Plan Year in which the termination occurs, except as may otherwise be required by law.

         (c) The rights of all affected Participants to benefits accrued to the date of termination of the Plan, to the extent funded as of the date of termination, shall automatically become fully vested as of that date.

11.2     Discontinuance of Contributions.

         (a) In the event the Company decides it is impossible or inadvisable for business reasons to continue to make Company Contributions under the Plan, the Company by resolution of its Board of Directors may discontinue contributions to the Plan. Upon and after the effective date of this discontinuance, the Company shall not make any further Company Contributions under the Plan and no Company Contributions need be made by the Company with respect to the Plan Year in which the discontinuance occurs, except as may otherwise be required by law.

         (b) The discontinuance of Company Contributions on the part of the Company shall not terminate the Plan as to the funds and assets then held by the Trustee, or operate to accelerate any payments of distributions to or for the benefit of Participants or Beneficiaries, and the Trustee shall continue to administer the Trust Fund in accordance with the provisions of the Plan until all of the obligations under the Plan shall have been discharged and satisfied.

         (c) However, if this discontinuance of Company Contributions shall cause the Plan to lose its status as a tax-qualified plan under Code
         Section 401(a), the Plan shall be terminated in accordance with the provisions of this Article XI.

         (d) On and after the effective date of a complete discontinuance of Company Contributions, the rights of all affected Participants to the balance in their Accounts as of that date, shall automatically become fully vested.

         (e) The failure of the Company to contribute to the Trust in any year, if contributions are not required under the Plan for that year, shall not constitute a complete discontinuance of contributions to the Plan.

11.3     Rights of Participants.

         In the event of the termination of the Plan, for any cause whatsoever, all assets of the Plan, after payment of expenses, shall be used for the exclusive benefit of Participants and their Beneficiaries and no part thereof shall be returned to the company, except as provided in Section 5.6 of this Plan.

11.4     Trustee's Duties on Termination.

         (a) On or before the effective date of termination of this Plan, the Trustee shall proceed as soon as possible to reduce all of the assets of the Trust Fund to cash and/or common stock and other securities in such proportions as the Committee shall determine (after approval by the Internal Revenue Service, if necessary or desirable, with respect to any portion of the assets of the Trust Fund held in common stock or securities of the Company).

         (b) After first deducting the estimated expenses for liquidation and distribution chargeable to the Trust Fund, and after setting aside a reasonable reserve for expenses and liabilities (absolute or contingent) of the Trust, the Committee shall make the allocations required under Article VI, where applicable, with the same effect as though the date of completion of liquidation were an Anniversary Date of the Plan.

         (c) Following these allocations, the Trustee shall promptly, after receipt of appropriate instructions from the Committee, distribute in accordance with Article VIII to each former Participant a benefit equal to the amount credited to his/her Accounts as of the date of completion of the liquidation. Notwithstanding the foregoing, if the value of all of a Participant's Accounts exceeds $5,000, no distribution will be made without his/her written consent before he/she attains Normal Retirement Age or dies.

         (d) The Trustee and the Committee shall continue to function as such for such period of time as may be necessary for the winding up of this Plan and for the making of distributions in accordance with the provisions of this Plan.

11.5     Partial Termination.

         (a) In the event of a partial termination of the Plan within the meaning of Code Section 411(d)(3), the interests of affected Participants in the Trust Fund, as of the date of the partial termination, shall become fully vested as of that date.

         (b) That portion of the assets of the Plan affected by the partial termination shall be used exclusively for the benefit of the affected Participants and their Beneficiaries, and no part thereof shall otherwise be applied, except as provided in Section 5.6.

         (c) With respect to Plan assets and Participants affected by a partial termination, the Committee and the Trustee shall follow the same procedures and take the same actions prescribed in this Article XI in the case of a total termination of the Plan.

                                   ARTICLE XII

                            APPLICATION FOR BENEFITS

12.1     Application for Benefits.

         (a) The Committee may require any person claiming benefits under the Plan to submit an application therefore, together with such other documents and information as the Committee may require.

         (b) In the case of any person suffering from a disability which prevents such claimant from making personal application for benefits, the Committee may, in its discretion, permit application to be made by another person acting on his/her behalf.

         (c) The Committee, or its representative, shall be permitted to consider certain requests or inquiries by or on behalf of a Participant (or Beneficiary if applicable) as a claim for benefits. If the Committee considers such a request or inquiry, such Participant (or Beneficiary if applicable) shall be notified by the Committee or its representative that such request or inquiry is considered a claim for benefits.

12.2     Action on Application.

         (a) Within ninety (90) days following receipt of an application described in Section 12.1 and all necessary documents and information, the Committee's authorized representative reviewing such claim shall furnish the claimant with written notice of the decision rendered with respect to such application.

         (b) Should special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the claimant prior to the expiration of the initial ninety
         (90) day period. The notice shall indicate the special circumstances requiring an extension of time and the date by which a final decision is expected to be rendered. In no event shall the period of the extension exceed ninety (90) days from the end of the initial ninety
         (90) day period.

         (c) In the case of a denial of the claimant's application, such written notice shall set forth:

                  (i)   The specific reasons for the denial;

                  (ii) References to the Plan provisions upon which the denial is based;

                  (iii) A description of any additional information or material necessary for perfection of the application (together with an explanation why such material or information is necessary);and

                  (iv) An explanation of the Plan's claim review procedure.

         (d) A claimant who wishes to contest the denial of his/her application for benefits or to contest the amount of benefits payable shall follow the administrative procedures for an appeal of benefits as set forth in
         Section 12.3 below, and shall exhaust such administrative procedures prior to seeking any other form of relief.

         (e) The decision on review shall be in writing and shall include specific reasons for the decisions, written in a manner calculated to be understood by the claimant with specific reference to the pertinent Plan provisions upon which the decision is based.

12.3     Appeals.

         (a) In order to appeal the decision rendered with respect to his/her application for benefits or with respect to the amount of his/her benefits, the claimant must follow the appeal procedures set forth in this Section 12.3.

         (b) The appeal must be made, in writing, within sixty-five (65) days after the date of notice of the decision with respect to the application, or if the application has neither been approved nor denied within the applicable period provided in Section 12.2 above, then the appeal must be made within sixty-five (65) days after the expiration of such period.

         (c) The claimant may request that his/her application be given full and fair review by the Committee. The claimant may review all pertinent documents and submit issues and comments in writing in connection with the appeal.

         (d) The decision of the Committee shall be made promptly, and not later than sixty (60) days after the Committee's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of a request for review.

         (e) The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant with specific reference to the pertinent Plan provisions upon which the decision is based.

                                  ARTICLE XIII

                          LIMITATIONS ON CONTRIBUTIONS

13.1     General Rule.

         (a) Notwithstanding anything to the contrary contained in this Plan, the total Annual Additions under this Plan to a Participant's Accounts for any Plan Year shall not exceed the lesser of:

                  (i) Thirty Thousand Dollars ($30,000) (or if greater, one-fourth of the dollar limit in effect under Section 415(b)(1)(A) or such other amount as may be permitted pursuant to regulations issued under Section 415(d)(1) of the Code); or

                  (ii) Twenty-five percent (25%) of the Participant's total Compensation (determined in accordance with Section 13.1(d) below) from the Company and any Affiliated Companies for the year.

         (b) For purposes of this Article XIII, the Company has elected a "Limitation Year" corresponding to the Plan Year.

         (c) For purposes of this Article XIII, "Compensation" shall mean a Participant's earned income, wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Company including, but not limited to, commissions paid to sales personnel, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses, and excluding the following:

                  (i) Any distributions from a plan of deferred compensation whether or not includable in the gross income of the Employee when distributed;

                  (ii) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                  (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                  (iv) Other amounts which receive special tax benefits or contributions made by the Company (whether or not under a salary reduction agreement) towards the purchase of an annuity contract as defined under Code Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee).

         Compensation for any limitation year is the compensation actually paid or includable in gross income during such year. In the case of a Participant who is on a Disability Leave of Absence, Compensation means the amount of deemed Compensation determined pursuant to Section
         6.3(c)(iii). Notwithstanding the foregoing, for all Plan Years beginning on or after January 1, 1989, Compensation for any limitation year shall only include so much of any Participant's Compensation as does not exceed $200,000 and for Plan Years beginning after December 31, 1993, Compensation for any limitation year shall include only so much of any Participant's Compensation as does not exceed $150,000 (or such amount as the Secretary of the Treasury shall adjust at the same time and in the same manner as under Code Section 415(d)).

         (d) For Limitation Years beginning after December 31, 1986, the limitations contained in Section 13.1(a)(ii) shall not apply to amounts treated as Annual Additions by reason of Section 2.5(d).

13.2     Other Defined Contribution Plans.

         If the Company or an Affiliated Company is contributing to any other defined contribution plan (as defined in Section 414(i) of the Code) for its Employees, some or all of whom may be Participants in this Plan, then each Participant's Annual Additions in the other plan shall be aggregated with the Participant's Annual Additions under this Plan for the purposes of applying the limitations of Section 13.1.

13.3     Defined Benefit Plans.

         If a Participant of this Plan is or has been a Participant of a defined benefit plan (as defined in Section 414(j) of the Code) to which contributions are made by the Company or an Affiliated Company, then in addition to the limitation contained in Section 13.1 of this Plan, the "Combined Plan Fraction" shall not exceed 1.0.

         (a) "Combined Plan Fraction" means the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction.

         (b) "Defined Contribution Plan Fraction" means a fraction determined in accordance with the provisions of Code Section 415(e).

         (c) "Defined Benefit Plan Fraction" means a fraction determined in accordance with the provisions of Code Section 415(e).

         (d) Notwithstanding the above, if a Participant was a participant as of the first day of the first limitation year beginning after December 31, 1986 in one or more defined benefit plans maintained by the Company which were in existence on May 6, 1986, and such Participant's current accrued benefit as of the end of the 1986 limitation year exceeds the dollar limitations of Code Section 415 as effective January 1, 1987, such Participant's dollar limitation for purposes of Code Section 415 is the Participant's accrued benefit as of the end of the 1986 limitation year provided the plan met the Code Section 415 requirements for all limitation years beginning prior to January 1, 1987.

         (e) If the accrued benefit of any Participant in a defined benefit plan exceeds the dollar limitations of Code Section 415 as effective January 1, 1987 (including the protected current accrued benefit), the accrued benefit shall be reduced as of the first day of the first limitation year beginning after December 31, 1986 to the level permitted by Code
         Section 415 as effective January 1, 1987.

Notwithstanding the foregoing, this section shall not apply to Plan Years beginning on or after January 1, 2000.

13.4     Adjustments for Excess Annual Additions.

         In general, the amount of Company Contributions for any Plan Year under this Plan and any other defined contribution plans (as defined in Code Section 414(i)) maintained by the Company or an Affiliated Company will be determined so as to avoid Annual Additions in excess of the limitations set forth in Sections
13.1 through 13.3. However, if as a result of an administrative error in calculating those Company Contributions, the Annual Additions to a Participant's Accounts under this Plan (after giving effect to the maximum permissible adjustments under the other plans) would exceed the applicable limitations described in Sections 13.1 through 13.3, the excess amount shall be subject to the following rules:

         (a) First, if the Participant had made any Taxed Contributions to the Plan during the Plan Year (taking into account any after-tax contributions to any other defined contribution plan that is maintained by the Company or an Affiliated Company which would be aggregated with this Plan under Section 13.2) with respect to which no Company Match on Contributions are deemed to be allocated under Section 6.3(b), these contributions shall be returned to the Participant to the extent of any excess Annual Additions;

         (b) Next, if the Participant had made any Taxed Contributions (taking into account any after-tax contributions to any other defined contribution plan that is maintained by the Company or an Affiliated Company which would be aggregated with this Plan under Section 13.2) with respect to which Company Match on Contributions are deemed to be allocated for such Plan Year, the portion of such Taxed Contributions plus the Company Match on Contributions deemed allocated thereto which constitute excess Annual Additions shall be treated as follows:

                  (i)  Such   Taxed  Contributions  shall  be  returned  to  the
                  Participant; and

                  (ii) Such Company Match On Contributions shall be allocated as provided in Paragraph (f).

         (c) Next, if the Participant made any Tax Deferred Contributions to the Plan during the Plan Year with respect to which no Company Match On Contributions are deemed to be allocated for such Plan Year, the portion of such Tax Deferred Contributions which constitutes excess Annual Additions shall be applied to reduce future Company Contributions. However, the Company shall be obligated to compensate the Participant promptly in the amount of the annual additions to reduce future Company Contributions, the Plan may refund such excess Annual Additions to the applicable participants with any earnings thereon.

         (d) Next, if the Participant made any Tax Deferred Contributions to the Plan during the Plan Year with respect to which Company Match on Contributions are deemed to be allocated for such Plan Year, the portion of such Tax Deferred Contributions plus the Company Match On Contributions deemed allocated thereto which constitute excess Annual Additions shall be treated as follows:

                  (i) Such Tax Deferred Contributions shall be governed under the rules of Paragraph (c); and

                  (ii) Such Company Match On Contributions shall be allocated as provided in Paragraph (f).

         (e) For  purposes  of the  application  of the  ordering  rules of this
         Section 13.4 only, Company Match On Contributions under Section 6.3(b) for any Plan Year shall be deemed allocated first to the Sharing Contributions of Participants which constitute Tax Deferred Contributions, then, to the extent such Tax Deferred Contributions constitute less than 6% of such Participant's Compensation, to the remaining portion, if any, of such Participant's Sharing Contributions which constitute Taxed Contributions.

         (f) Finally, if excess Annual Additions remain, Company Contributions which give rise to the excess Annual Additions under this Plan (other than Tax Deferred Contributions) shall be reallocated, to the extent possible, to the Accounts of the Participants who do not have excess

         Annual Additions in accordance with the allocation formula applicable to Company Contributions provided under Section 6.3. After each Participant's Accounts have been credited with a sum equaling his/her maximum Annual Addition (determined under the foregoing provisions of Section 13.1 through 13.3), the residue of the foregoing excess amount, if any, shall be held in a Suspense Account.

         (g) Any amounts held in the Suspense Account described in Paragraph (f) shall be allocated to the Accounts of Participants as of the next succeeding Anniversary Date in accordance with the allocation formula provided in Section 6.3 on a first-in, first-out basis. The value of the Company Stock for purposes of this allocation shall be determined by applying the rules of Section 5.5 on the date of the allocation. The Suspense Account shall be exhausted before any Company Contributions shall be allocated to the Accounts of Participants subsequent to the date upon which the residue excess described in Section 13.4(f) is credited to the Suspense Account.

         (h) The Trustee shall segregate any amounts held in the Suspense Account from other assets of the Plan and may place the cash portions thereof in an interest-bearing account in any bank or savings and loan institution, including the Trustee's own banking department (if applicable). Any amounts held in the Suspense Account shall not participate in any allocation of forfeitures, or net income or loss of other assets of the Trust Fund under Article VI.

         (i) In the event the Plan shall terminate at a time when all amounts in the Suspense Account have not been allocated to the Accounts of the Participants, the Suspense Account amounts shall be applied as follows:

                  (i) The amount in the Suspense Account shall first be allocated, as of the Plan termination date, to Participants on the same basis as specified in Section 13.4(g) above, with the allocation to be made to the maximum extent permissible under the Annual Additions limitations of this Article XIII, and

                  (ii) If after those allocations have been made, any further residue funds remain in the Suspense Account, the residue shall revert to the Company in accordance with the applicable provisions of the Code.

         (j) The amended provisions of Paragraphs (a), (b), (c), (d) and (e) shall be effective as of the Effective Date.

         (k) Plans in existence on May 6, 1986 shall not be disqualified for any limitation year beginning before January 1, 1987 only because such plan provides for Annual Additions or annual benefits which exceed the limits of Code Section 415 which were effective January 1, 1987, provided the plans complied with Code Section 415 as then in effect for all limitation years beginning before January 1, 1987.

13.5     Affiliated Company.

         For purposes of this Article XIII, the status of an entity as an Affiliated Company shall be determined by reference to the percentage tests set forth in Code Section 415(h).

                                   ARTICLE XIV

                            RESTRICTION ON ALIENATION

14.1     General Restrictions Against Alienation.

         (a) The interest of any Participant or Beneficiary in the income, benefits, payments, claims or rights hereunder, or in the Trust Fund shall not in any event be subject to sale, assignment, hypothecation, or transfer. Each Participant and Beneficiary is prohibited from anticipating, encumbering, assigning, or in any way alienating his/her interest under the Trust Fund, and is without power to do so, except as may otherwise be provided for in this Article XIV. The interest of any Participant or Beneficiary shall not be liable or subject to his/her debts, liabilities, or obligations, now contracted, or which may be subsequently contracted.

         (b) In the event any person attempts to take any action contrary to this Article XIV, that action shall be void and the Company, the Committee, the Trustees and all Participants and their Beneficiaries, may disregard that action and are not in any manner bound thereby, and they, and each of them separately, shall suffer no liability for any disregard of that action, and shall be reimbursed on demand out of the Trust Fund for the amount of any loss, cost or expense incurred as a result of disregarding or of acting in disregard of that action.

         (c) The preceding provisions of this Section 14.1 shall be interpreted and applied by the Committee in accordance with the requirements of Code Section 401(a)(13) and ERISA Section 206(d) as construed and interpreted by authoritative judicial and administrative rulings and regulations.

14.2     Qualified Domestic Relations Orders.

         The rules set forth in Section 14.1 above shall not apply with respect to a "Qualified Domestic Relations Order" described below.

         (a) A "Qualified Domestic Relation Order" is a judgment, decree, or order (including approval of a property settlement agreement) that --

                  (i) Creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant,

                  (ii) Relates to the provisions of child support, alimony payments, or marital property rights to a spouse, child or other dependent of a Participant,

                  (iii) Is made pursuant to a State domestic relations law (including a community property law), and

                  (iv)     Clearly specifies:

                           (A) The name and last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order;

                           (B) The amount or percentage of Participant's benefits to be paid to each Alternate Payee, or the manner in which the amount or percentage is to be determined,

                           (C) The number of payments or period to which the order applies, and

                           (D) Each plan to which the order applies.

         For purposes of this Section 14.2, the term "Alternate Payee" means any spouse, former spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits payable with respect to the Participant. Both the Participant and an Alternate Payee may designate a representative for the receipt of copies of notices with respect to an order.

         (b) A domestic relations order is not a Qualified Domestic Relations Order if it requires --

                  (i) The Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan,

                  (ii) The Plan to provide increased benefits, (determined on the basis of actuarial value), or

                  (iii) The payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under a previous Qualified Domestic Relations Order.

         (c) A domestic relations order shall not be considered to fail to satisfy the requirements of Paragraph (b)(i) above with respect to any payment made before a Participant has separated from service solely because the order requires that payment of benefits be made to an Alternate Payee --

                  (i) On or after the date on which the Plan Administrator notifies the Participant and each Alternate Payee that the order is a Qualified Domestic Relations Order,

                  (ii) As if the Participant had retired on the date on which such payment is to begin under the order (based on the value of the Participant's Account balances at that time), or

                  (iii) In any form in which the benefits may be paid under the Plan to the Participant (other than in the form of a joint and survivor annuity with respect to the Alternate Payee and his or her subsequent spouse).

         (d) In the case of any domestic relations order received by the Plan --

                  (i) The Committee or its delegate shall promptly notify the Participant and any Alternate Payee of the receipt of the order and the Plan's procedures as set forth in this Section
                  14.2 for determining the qualified status of domestic relations orders, and

                  (ii) Within a reasonable period after the receipt of the order, the Committee or its delegate shall determine whether the order is a Qualified Domestic Relations Order and shall notify the Participant and each Alternate Payee and any designated representative of the determination. The Committee or its delegate may refer such determination to counsel for the Plan for an opinion on such issue. The Committee or its delegate shall notify the Participant, each Alternate Payee and any designated representatives of the determination on the qualified status of the order, and include with such notification a copy of any legal opinion rendered on the question. If the order is determined to be a Qualified Domestic Relations Order, the terms and directions as to payment and entitlement contained in the order will be promptly communicated to each payee and any designated representative.

         (e) To the extent provided in any Qualified Domestic Relations Order, the former spouse of the Participant shall be treated as a surviving spouse of the Participant for purposes of applying the rules of Article XVII (relating to minimum survivor annuity requirements) and any current spouse of the Participant shall not be treated as a spouse of the Participant for such purposes.

         (f) The Committee or its delegate shall, in determining the qualified status of domestic relations orders and administering distributions under Qualified Domestic Relations orders observe the following:

                  (i) During any period in which the issue of whether a domestic relations order is a Qualified Domestic Relations order is being determined (by the Committee or its delegate, by a court of competent jurisdiction, or otherwise), the Committee shall segregate in a separate account in the Plan (or in an escrow account) the amounts which would have been payable to the Alternate Payee during the period if the order had been determined to be a Qualified Domestic Relations Order.

                  (ii) If within the "Eighteen Month Period" (as defined below) the order (or modification thereof) is determined to be a Qualified Domestic Relations Order, the Committee or its delegate shall pay the segregated amounts (adjusted for investment experience) to the person or persons entitled thereto.

                  (iii) If within the "Eighteen Month Period" --

                        (A) It is determined that the order is not a Qualified Domestic Relations Order, or

                        (B) The issue as to whether Qualified Domestic Relations Order is not resolved,

                  then the Plan Administrator shall pay the segregated amounts (adjusted for investment experience) to the person or persons who would have been entitled to the amounts if there had been no order, including restoration of such amounts to the Account(s) of the Participant (assuming such benefits were otherwise payable). If the order is determined not to be a Qualified Domestic Relations Order within the 18-month period, the Committee or its delegate may delay payment until the expiration of the 18-month period if the Committee or its delegate receives notice that the parties are attempting to rectify any deficiencies in the order.

                  (iv) Any determination that an order is a Qualified Domestic Relations Order that is made after the close of the Eighteen Month Period shall be applied prospectively only. For the purposes of this Paragraph (f), the "Eighteen Month Period" shall mean the eighteen month period beginning on the date on which the first payment would be required to be made under the domestic relations order.

         (g) Unless directed otherwise by a court order, upon receipt of an order, a subpoena or similar court order requesting information regarding a Participant's benefits under the Plan (but which does not purport actually to order or direct payment) in connection with a domestic relations proceeding involving the Participant, the committee shall restrain 50% (or such other amount, if any, specified in the order) of the Participant's account balance under the Plan to prevent loans, withdrawals or distributions. Such restraint shall remain in place until the earliest of the following:

                  (i) A division of the account is made pursuant to an order entered in the proceeding which is determined to be a Qualified Domestic Relations Order;

                  (ii) Receipt by the Committee of an order entered in the proceeding purporting to divide the marital or community estate and making no assignment of an interest in the Plan to an alternate payee;

                  (iii) Receipt by the Committee of a written waiver of the restraint by the party (e.g., Participant's spouse) to the domestic relations proceeding who is adverse to the Participant; or

                  (iv) The lapse of 18 months following imposition of the restraint; provided that the Committee is not aware of efforts to enter an order which would assign the Participant's benefits under the Plan.

14.3     Authorized Participant Loans.

         The Committee may authorize loans from the Trust Fund to Participants at such times and upon such conditions as determined pursuant to procedures developed by the Committee in writing. These procedures shall be designed to ensure that the loans satisfy the requirements of Code Sections 4975(d)(1) and 72(p), and the provisions of any other statutes that are, or may become applicable. These procedures shall provide that:

         (a) The loans shall be available to all Participants who are Eligible Employees of the Company and who have attained at least age eighteen
         (18) and such other individuals as determined by the Committee consistent with or as required by applicable law, on a reasonably equivalent basis; provided that the Committee may, in its discretion, establish a minimum loan amount, applicable to all Participants uniformly, not to exceed $1,000.

         (b) The loans are not made available to Participants who are officers or shareholders of the Company or who are highly compensated Employees in amounts greater than the amounts made available to other Participants.

         (c) The rate of interest charged for a loan approved in a particular month shall be:

                  (i) The quoted rate of one-year U.S. Treasury Securities for any loan with a one-year repayment period;

                  (ii) The quoted rate for five-year U.S. Treasury Securities for any loan with a two to five year repayment period; and

                  (iii) The quoted rate for ten-year U.S. Treasury Securities for any loan with a six to ten year repayment period.

         The quoted rate to be applied for any particular month shall be the rate for the applicable U.S. Treasury Securities as of the last business day of the preceding month, rounded to the nearest 1/4%. Notwithstanding the foregoing, the Committee shall establish any other interest rate it deems appropriate at any time or from time to time in order to comply with applicable statutes or regulations.

         (d) The security for the loan shall be the balance in the Participant's Accounts. Notwithstanding the foregoing, not more than one-half of the vested amount of a Participant's Accounts may be used as security for any loan made hereunder.

         (e) The amount of the loan, including principal and interest, shall be amortized in equal monthly installments over a period not exceeding five (5) years. The preceding sentence shall not apply to any loan used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Participant. Any such loan shall be repaid in monthly installments over a period not exceeding 10 years. Payments for all loans shall be made by means of payroll deductions during the time in which the Participant is employed by the Company.

         (f) The Participant who receives the loan must pay the administrative costs associated with the origination, servicing, and other incidental expenses associated with the loan not so paid by the Company or the Trust.

         (g) The funding of the loan shall be disbursed from the Accounts enumerated in Section 14.3(g)(iii) hereof in the order set forth therein with no amount to be disbursed from an Account until all amounts in the next previously enumerated Account have been disbursed. The amount of any loan to a Participant, when added to the outstanding balance of any of his or her previous loans from the Plan, and, when added to the outstanding balances of any loans from any other plans maintained by the Company or any Affiliated Companies, shall not exceed the lesser of:

                  (i) Fifty Thousand Dollars ($50,000), reduced by the excess (if any) of:

                           (A) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan is made, over

                           (B) the outstanding balance of loans from the Plan on the date on which such loan is made;

                  (ii) One-half (1/2)of the Participant's vested interest in his or her Accounts; or

                  (iii) The sum of the balances of a Participant's Taxed Contributions Account, Prior Plans Account, Company Match On Contributions Account, Company Contribution on Pay (Fully Vested) Account, Rollover Account, and Tax Deferred Contributions Account.

         (h) If, for any reason, repayment of any loan granted to a Participant pursuant to this Section 14.3 can no longer be made by means of payroll deduction, including but not limited to separation from service, and such Participant does not, immediately upon the request of Plan administrators, submit payment for the outstanding balance of such loan, the Plan administrator shall permit such Participant to continue voluntarily to make regularly scheduled loan payments other than by payroll deduction. If such Participant does not make all such payments as scheduled, the loan shall be considered in default, with the outstanding balance of the loan immediately due and payable. Upon such default, the Participant's interest in his or her Accounts, as security for such loan, shall be reduced by the amount of such outstanding balance and such reduction shall be treated as a distribution under this Plan. Notwithstanding the foregoing, any amounts in the Participant's Tax Deferred Contributions Account shall not be reduced in satisfaction of the outstanding loan balance unless or until such Participant has separated from service or unless such Participant qualifies for a Hardship distribution pursuant to Section 8.1(b).

         (i) A loan shall be considered made on the date specified in Section 6.4(e)(iii) hereof.

         (j) If a  Participant's  Accounts  are  subject  to the  Provisions  of
         Article XVII of this Plan,  the spousal  consent  provisions of Section
         17.7 must be met before a loan may be made to the Participant.

         (k) At no time shall a  Participant  be permitted to have more than two
         (2) loans outstanding with respect to his Accounts under this Plan.

14.4     Group Insurance Payments Through December 31, 1992.

         (a) Notwithstanding anything in the Plan to the contrary (including the provisions of Section 14.1 above), upon receipt of written authorization from a Participant or Beneficiary, as applicable, who continues to participate in the Company's group insurance plan for retirees, the Committee may make periodic distributions from the individual's Account to the Company through the period ending December 31, 1992, in payment of the individual's cost of participation in such plan.

         (b) The Committee shall prescribe such rules and procedures as it deems necessary or appropriate for purposes of implementing the provisions of this Section 14.4; provided, however, that no distributions shall be made to the Company pursuant to paragraph (a) after December 31, 1992.

                                   ARTICLE XV

                             SPECIAL TOP-HEAVY RULES

15.1     Applicability.

         (a) Notwithstanding any provision in this Plan to the contrary, the provisions of this Article XV shall apply in the case of any Plan Year in which the Plan is determined to be a Top-Heavy Plan under the rules of Section 15.3.

         (b) Except as is expressly provided to the contrary,  the rules of this
         Article XV, shall be applied after the application of the Affiliated Company rules of Section 2.3.

15.2     Definitions.

         (a) For purposes of this Article XV, the term "Key Employee" shall mean any Employee who, at any time during the Plan Year or any of the four
         (4) preceding Plan Years, is or was --

                  (i) An officer of the Company having an annual compensation from the Company greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for the applicable Plan Year. However, no more than fifty (50) Employees (or, if lesser, the greater of three (3) or ten percent (10%) of the Employees) shall be treated as officers;

                  (ii) One of the ten (10) employees having annual compensation from the Company of more than the limitation in effect under Code Section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code Section 318) the largest interests in the Company. For this purpose, if two (2) Employees have the same interest in the Company, the employees having greater annual compensation from the Company shall be treated as having a larger interest;

                  (iii) A Five Percent Owner of the Company; or

                  (iv) A One Percent Owner of the Company having an annual compensation from the Company of more than one hundred fifty thousand dollars ($150,000.00).

         (b) For purposes of this Section 15.2, the term "Five Percent Owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Company or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Company. The rules of Subsections (b), (c), and (m) of Code Section 414 shall not apply for purposes of applying these ownership rules.

         (c) For purposes of this Section 15.2, the term "One Percent Owner" means any person who would be described in Paragraph (b) if "one percent (1%)" were substituted for "five percent (5%)" each place where it appears therein.

         (d) For purposes of this Section 15.2, the rules of Code Section 318(a)(2)(C) shall be applied by substituting "five percent (5%)" for "fifty percent (50%)."

         (e) For purposes of this Article XV, the term "Non-Key Employee" shall mean any Employee who is not a Key Employee.

         (f) For purposes of this Article XV, the terms "Key Employee" and "Non-Key Employee" include their Beneficiaries.

15.3     Top-Heavy Status.

         (a)      The term  "Top-Heavy Plan"  means, with  respect to  any  Plan
         Year --

                  (i) Any defined benefit plan if, as of the Determination Date, the present value of the cumulative accrued benefits under the Plan for Key Employees exceeds sixty percent (60%) of the present value of the cumulative accrued benefits under the plan for all Employees, and

                  (ii) Any defined contribution plan, if, as of the Determination Date, the aggregate of the account balances of Key Employees under the Plan exceeds sixty percent (60%) of the present value of the aggregate of the account balance of all Employees under the plan.

         For purposes of this Paragraph (a), the term "Determination Date" means, with respect to any plan year, the last day of the preceding plan year. In the case of the first plan year of any plan, the term "Determination Date" shall mean the last day of that plan year.

         (b) Each plan maintained by the Company required to be included in the Aggregation Group shall be treated as a Top-Heavy Plan if the Aggregation Group is a Top-Heavy Group.

                  (i)  The term "Aggregation Group" means --

                       (A) Each Plan of the Company in which a Key Employee is a Participant, and

                       (B) Each other plan of the Company which enables any plan described in Subdivision (A) to meet the requirements of Code Sections 401(a)(4) or 410.

         Also, any plan not required to be included in an Aggregation Group under the preceding rules may be treated as being part of such a group if the group would continue to meet the requirements of Code Sections 401(a)(4) and 410 with the plan being taken into account.

                  (ii) For purposes of determining --

                       (A) The present value of the cumulative accrued benefit of any Employee, or

                       (B) The amount of the account balance of any Employee, such present value or amount shall be increased by the aggregate distributions made with respect to the Employee under the plan during the five (5) year period ending on the Determination Date. The preceding shall also apply to distributions under a terminated plan which, if it had not been terminated, would have required to be included in any Aggregation Group. Also, any rollover contribution or similar transfer initiated by the Employee and made after December 31, 1983 to a plan shall not be taken into account with respect to the transferee plan for purposes of determining whether such plan is a Top-Heavy Plan (or whether any Aggregation Group which includes such plan is a Top-Heavy Group).

         (c) If any individual is a Non-Key Employee with respect to any plan for any plan year, but the individual was a Key Employee with respect to the plan for any prior plan year, any accrued benefit for the individual (and the account balance of the individual) shall not be taken into account for purposes of this Section 15.3.

         (d) If any individual has not performed services for the Company at any time during the five (5) year period ending on the Determination Date, any accrued benefit for such individual (and the account of the individual) shall not be taken into account for purposes of this
         Section 15.3 even though such individual may have received payments from the Company after separation from service.

         (e) In applying the foregoing provisions of this Section, the accrued benefit of a Non-Key Employee shall be determined (i) under the method, if any, which is used for accrual purposes under all plans of the

         Company and Affiliated Companies, or (ii) if there is no such uniform method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C).

15.4     Contributions.

         For each Plan Year in which the Plan is Top-Heavy, the minimum contributions for that year shall be determined in accordance with the rules of this Section 15.4.

         (a) Except as provided below, the minimum contribution for each Non-Key Employee shall be not less than three percent (3%) of his Compensation. For this purpose, the individual's Compensation shall be determined in accordance with the rules of Code Section 415.

         (b) Subject to the following rules of this Paragraph (b), the percentage set forth in Paragraph (a) above shall not be required to exceed the percentage at which contributions (including amounts deferred by an individual under a cash or deferred arrangement under
         Section 401(k) of the Code) are made (or are required to be made) under the Plan for the year for the Key Employee for whom the percentage is the highest for the year. This determination shall be made by dividing the contributions for each Key Employee by so much of his total compensation for the year as does not exceed two hundred thousand dollars ($200,000.00) for Plan Years beginning prior to January 1, 1994, or $150,000 for Plan Years beginning on or after January 1, 1994. For any year in which the Plan is Top Heavy, each Non-Key Employee will receive the minimum contribution if the Non-Key Employee has not separated from service at the end of the Plan Year, regardless of whether the Non-Key Employee has less than 1000 Hours of Service (or the equivalent) and regardless of the Non-Key Employee's level of Compensation. For purposes of this Paragraph (b), all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan. However, the rules of this Paragraph (b) shall not apply to any plan required to be included in an Aggregation Group if the Plan enables a defined benefit plan to meet the requirements of Code Sections 401(a)(4) or 410.

         (c) The requirements of this Section 15.4 must be satisfied without taking into account contributions under Chapters 2 or 21 of the Code, Title II of the Social Security Act, or any other Federal or State law.

         (d) In the event a Participant is covered by both a defined contribution and a defined benefit plan maintained by the Company, both of which are determined to be Top-Heavy, the Company may elect, in its discretion, to satisfy either the defined benefit minimum with regulations issued under Code Section 416(f).

         (e) In no instance may the Plan take into account an Employee's compensation in excess of the first two hundred thousand dollars ($200,000) for Plan Years beginning prior to January 1, 1994 or one hundred fifty thousand dollars ($150,000) for Plan Years beginning on or after January 1, 1994 (or such greater Section 416(d)(2) of the Code).

15.5     Maximum Annual Additions.

         (a) Except as set forth below, in the case of any Top-Heavy Plan the definitions of Section 13.4(b) and (c) shall be applied by substituting "1.0" for "1.25".

         (b) The rule set forth in Paragraph (a) above shall not apply if the requirements of Subparagraphs (i) and (ii) are satisfied.

                  (i) The requirements of this Subparagraph (i) are satisfied if the rules of Paragraph (a) above would be satisfied after substituting "four percent (4%)" for "three percent (3%)" where it appears therein.

                  (ii) The requirements of this Subparagraph (ii) are satisfied if the Plan would not be a "Top-Heavy Plan" if "ninety percent (90%)" were substituted for "sixty percent (60%)" each place it appears in Section 15.3(a)(ii).

         (c) The rules of Paragraph (a) shall not apply with respect to any individual as long as there are no --

                  (i) Company Contributions, forfeitures, or voluntary nonde-ductible contributions allocated to the individual, or

                  (ii) Accruals to the individual under a defined benefit plan maintained by the Company.

         (d) In the case where the Plan is subject to the rules of Paragraph (a)
         above,   the  definitions  of  Section  13.4(b)  shall  be  applied  by substituting "$41,500" for "$51,875."

15.6     Vesting Rules.

         In the event that the Plan is determined to be Top-Heavy in accordance with the rules of Section 15.3, then the vesting schedule of the Plan set forth in Section 7.2 must be changed to that below.

                  Years of Service  Unforfeitable Percentage

                           2                         20%
                           3                         40%
                           4                         60%
                           5                         80%
                           6                        100%

15.7     Noneligible Employees.

         The rules of this Article XV shall not apply to any Employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employees if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and the employer or employers.

                                   ARTICLE XVI

                                 PLAN AMENDMENTS

16.1     Amendments.

         The Board of Directors or the Committee (to the extent consistent with its charter as may be in effect from time to time) may at any time, and from time to time, amend the Plan by an instrument in writing executed in the name of the company by an officer or officers duly authorized to execute such instrument, and delivered to the applicable trustee. However, no amendment shall be made at any time, the effect of which would be:

          (a) To cause any assets of the Trust Fund to be used for or diverted to purposes other than providing benefits to the Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan, except as provided in Section 5.6;

          (b) To have the effect, retroactive or otherwise, of reducing, restricting or depriving, either directly or indirectly, the accrued benefit provided any Participant prior to the amendment; or

          (c) To alter or increase the responsibilities or liabilities of a Trustee or an Investment Manager without his/her written consent.

          Notwithstanding the foregoing, Sections 5.2, 5.5(c), 5.5(d), 5.5(e) and 6.3 shall not be amended more than once in any six month period, except as may be required to comply with changes in the Code, ERISA or the regulations promulgated thereunder.

          (d) Any Employee who was a Participant as of the later of the effective date or adoption date of any amendment to the Plan's vesting schedule and who completed 3 years of service may elect to have his nonforfeitable percentage determined under the Plan without regard to such amendment. Notwithstanding the foregoing, for Plan Years beginning before January 1, 1989, or with respect to Employees who fail to complete at least 1 Hour of Service in a Plan Year beginning after December 31, 1988, 5 shall be substituted for 3 in the foregoing sentence.

16.2     Retroactive Amendments.

         Notwithstanding any provisions of this Article XVI to the contrary, the Plan may be amended prospectively or retroactively (as provided in Section 401(b) of the Code) to make the Plan conform to any provision of ERISA, any Code provisions dealing with tax-qualified employees' trusts, or any regulation under either.

                                  ARTICLE XVII

                          SURVIVOR ANNUITY REQUIREMENTS

17.1     Application of Article.

         The provisions of this Article XVII shall apply only to those Participants with respect to whom the Plan constitutes a transferee of a tax qualified retirement plan to which the minimum survivor annuity requirements of Code Section 401 (a)(11) apply and to Participants who also participate in the [ABS floor plan] . The provisions of this Article XVII shall be effective January 1, 1985, except as otherwise expressly provided in this Article XVII.

17.2     Definitions.

          (a) "Qualified Joint and Survivor Annuity" shall mean an annuity that commences immediately

                  (i) For the life of the Participant with a survivor annuity for the life of the spouse which is not less than fifty percent (50%) and is not greater than one hundred percent (100%) of the amount of the annuity which is payable during the joint lives of the Participant and the spouse, and which is the actuarial equivalent of a single life annuity for the life of the Participant, or

                  (ii) For an unmarried Participant, an annuity for the life of the Participant unless the Participant elects otherwise during the Applicable Election Period.

          Such term shall also refer to any annuity in a form having the effect of an annuity described above.

          (b) "Qualified Pre-retirement Survivor Annuity" shall mean an annuity for the life of the surviving spouse the actuarial equivalent of which is not less than fifty percent (50%) of the Account balance of the Participant as of the date of his death. Notwithstanding the foregoing, in the case of a Participant who separates from service prior to death and dies on or before the date on which the Participant would have attained the earliest retirement age, shall be calculated by reference to the actual date of separation from service rather than the date of death. For purposes of determining the amount of a Qualified Pre-retirement Survivor Annuity, any security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account.

          (c) "Earliest Retirement Age" shall mean the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

          (d) "Annuity Starting Date" shall mean (i) the first day of the first period for which an amount is payable as an annuity, however, the first day of the first period for which a benefit is to be received by reason of a Disability shall be treated as the Annuity Starting Date only if such benefit is not an auxiliary benefit within the meaning of Code Section 417 (f)(2)(B); or (ii) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

          (e)     "Application Election period" shall mean --

                  (i) In the case of an election to waive the Qualified Joint and Survivor Annuity, the ninety (90) day period ending on the Annuity Starting Date, or

                  (ii) In the case of an election to waive the Qualified Pre-retirement Survivor Annuity, the period that begins on the first day of the Plan Year in which the Participant attains the age thirty-five (35) and ends on the date of the Participants death.

In the case of a Participant who has separated from service, the period under Subparagraph (ii) with respect to benefits accrued before the date of separation shall not begin later than the date of the separation.

17.3     Form of Benefits Provided.

         Except as otherwise provided under Sections 17.4 and 17.5 --

         (a) In the case of a Participant with a vested interest in the Plan who retires, the vested portion of his or her Accounts shall be paid in the form of a Qualified Joint and Survivor Annuity, and

         (b) In the case of a Participant with a vested interest who dies before his or her Annuity Starting Date and who has a surviving spouse, the vested portion of his or her Accounts shall be paid in the form of a qualified Pre-retirement Survivor Annuity to such Participant's surviving spouse.

17.4     Elections With Respect to Survivor Annuities.

         (a) At any time during the Applicable Election Period,each participant may--

                  (i) Elect to waive the Qualified Joint and Survivor Annuity or the Qualified Pre-retirement Survivor Annuity (or both) for all or any portion of his or her Accounts, and

                  (ii)     Revoke any such election.

         (b) An election under Paragraph (a) (i) above shall not take effect unless --

                  (i) The spouse of the Participant consents in writing to the election, such election designates a beneficiary or a form of benefits (including remaining benefits that a beneficiary may receive) which may not be changed without spousal consent (unless the original consent (1) acknowledges the right to limit consent to a specific beneficiary and (2) expressly permits designations by the Participant without the requirement of any further consent by the spouse), and the spouse's consent acknowledges the effect of the election and is witnessed by a Plan representative or a notary public; or

                  (ii) It is established to the satisfaction of a Plan Representative that the consent required by Subparagraph (i) above may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as may be set forth in regulations under Code
                  Section 417 (a)(2), and

                  (iii) Any consent (or establishment that the consent of a spouse may not be obtained) under this Paragraph (b) shall be effective only with respect to that spouse.

         For purposes of this Paragraph (b), "Plan Representative" shall mean the person or persons designated by the Committee to perform the duties required specified herein.

         (c) Within a reasonable period of time before the Participant's Annuity Starting Date (and consistent with regulations under Section 417
         (a)(3)(A) of the Code) each Participant shall receive a written explanation of --

                  (i) The terms and conditions of the Qualified Joint and Survivor Annuity,

                  (ii) The Participant's right to make, and the effect of, an election under Paragraph (a) above to waive the Qualified Joint and Survivor Annuity form of benefit,

                  (iii) The rights of the  Participant's  spouse under Paragraph
                  (b) above, and

                  (iv) The right to make, and the effect of, a revocation of an election under Paragraph (a) above.

         (d) To the extent and in the manner required under applicable Regulations, each Participant shall be given a written explanation with respect to the Qualified Pre-retirement Annuity comparable to that required under Paragraph (c) above. The explanation shall be given to the Participant within the "applicable period". The "applicable period" shall mean whichever of the following ends latest; (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year in which the Participant attains age 35; (ii) a reasonable period after becoming a Participant; (iii) a reasonable period after the survivor benefit applicable to a Participant is no longer subsidized as defined in Code ss.417(a)(4); (iv) a reasonable period after the survivor benefit provisions of ss.401(a)(11) become applicable with respect to a Participant; or (v) a reasonable period after separation of service in he case of a Participant who incurs a severance prior to attaining age
         35. Notwithstanding the above, (i) in the case of Participant who separates from service prior to attaining age 32, such applicable period shall be within one year after the date of separation; or (ii) in the case of an Employee who becomes a Participant after attaining age 32, such applicable period shall be no later than the end of the three-year period beginning with the first day of the Plan Year in which the Employee becomes a Participant. The provisions of the Paragraph (d) shall be interpreted and carried out in a manner that is consistent with the regulations issued under Code ss.417(a)(3)(B).

         (e) The above provisions of this Section 17.4 shall not apply with respect to any benefits attributable to a plan if the failure to waive the Qualified Joint and Survivor Annuity or the Qualified Pre-retirement Survivor Annuity would not result in a (i) decrease in any benefit payable with respect to the Participant or (ii) increased contributions from the Participant.

17.5     Marriage Requirement.

         (a) Except as provided in Paragraph (b) below, a Qualified Joint and Survivor Annuity (or a Qualified Pre-retirement Survivor Annuity) will not be provided unless the Participant and his/her spouse have been married throughout the one (1) year period ending on the earlier of (i) the Participant's Annuity Starting Date, or (ii) the date of the Participant's death.

         (b) If (i) a Participant marries within one (1) year of his/her Annuity Starting Date, and (ii) the Participant and the Participant's spouse in such marriage have been married for at least a one (1) year period ending on or before the date of the Participant's death, the Participant and such spouse shall be treated as having been married throughout the one (1) year period ending on the Participant's Annuity Starting Date.

17.6     Lump Sum Distributions

         (a) Notwithstanding the preceding provisions of this Article XVII, if the present value of the Participant's benefit (payable in either the Qualified Joint and Survivor Annuity or in the Qualified Pre-retirement Survivor Annuity) does not exceed thirty-five hundred dollars ($3,500), or, for Plan Years beginning after August 5, 1997, five thousand dollars ($5,000), the benefit shall be paid in a single lump sum. However, no such lump sum benefit shall be paid after the Participant's Annuity Starting Date, unless the Participant and the spouse of the Participant (or where the Participant has died, the surviving spouse) consents in writing to such distribution in the same manner as required under Section 17.4.

         (b) If (i) the present value of the Participant's benefit exceeds thirty-five hundred dollars ($3,500), or for Plan Years beginning after August 5, 1997, five thousand dollars ($5,000) and (ii) the Participant and the spouse of the Participant (or where the participant has died, the surviving spouse) consent in writing to the distribution in the same manner as required under Section 17.4, the benefit may be paid in a lump sum.

         (c) For purposes of this Section 17.6, the present value of a qualified Joint and Survivor Annuity or a Qualified Pre-retirement Survivor Annuity shall be determined as of the date of distribution and by using the interest rate which could be used (as of the date of the distribution) by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution on plan termination.

17.7     Security for Loans.

                  If the use of any Participant's Accounts (or any portion thereof) as security for a loan made pursuant to Section 14.3 meets the requirements of this Section 17.7, nothing in this Section or any Section of this Plan intended to comply with Code Section 411(a)(11) shall prevent any distribution required by failure to comply with the terms of such loan. The requirements of this section are satisfied if:

                  (i) the spouse of the Participant (if any) consents in writing to such use during the 90 day period ending on the date on which the loan is to be so secured, and

                  (ii)  requirements  comparable to the  requirements of Section
                  17.4 (b) are met with respect to such consent.

         The provisions of this Section 17.7 shall apply to all loans made after August 18, 1985.

17.8     Purchase of Annuity Contract to Provide Benefits.

         The Committee shall provide any of the forms of benefits  payable under
         Section 17.3 by the application of the Participant's Account balances to the purchase of an annuity or other insurance contract issued by any insurance company authorized to conduct an insurance business under the authority of any state government. Any annuity or other insurance contract purchased by the Trustee and distributed to a Participant or a spouse to provide benefits under the Plan shall satisfy the applicable requirements of this Article XVII. It is the intention of the Company that whenever an annuity or other insurance contract providing benefits is purchased, the benefits anticipated to be provided under such contract shall be the actuarial equivalent of the Participant's Account balances applied to the purchase of such contract. However, the purchase of such a contract at reasonable annuity purchase rates prevailing at the time of purchase shall be deemed to be the purchase of benefits having an actuarial equivalent value of the amount of the Participant's Account balances applied to purchase such contract. The purchase of any such contract shall be a full and complete discharge of the Plan, the Trustee, the Company, and any Committee acting on behalf of the Plan, with respect to the payment of benefits of the Participant or his spouse under this Plan.

                                  ARTICLE XVIII

                                  MISCELLANEOUS

18.1     No Enlargement of Employee Rights.

         (a) This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Employee, or to be consideration for, or an inducement to, or a condition of, the employment of any Employee.

         (b) Nothing contained in this plan or the Trust shall be deemed to give any Employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge or retire any Employee at any time.

         (c) No Employee, nor any other person, shall have any right to or interest in any portion of the Trust Fund other than as specifically provided in this Plan.

18.2     Inspection of Records.

         No Participant, other than a Participant of the Committee or an individual authorized by the Committee or the Company, may inspect the records of the Committee relating to any other Participant.

18.3     Mailing of Payments and Addresses.

         (a) All payments under the Plan shall be delivered in person or mailed to the last address of the Participant (or, in the case of death of the Participant, to the last address of any other person entitled to such payments under the terms of the Plan).

         (b) Each Participant shall be responsible for furnishing the Committee with his/her correct current address and the correct current name and address of his/her Beneficiary or Beneficiaries.

18.4     Notices and Communications.

         (a) All applications, notices, designations, elections, and other directions and correspondence from Participants shall be communicated in the form and manner prescribed by the Committee.

         (b) Each notice, report, remittance, statement, and other communication directed to Participant or Beneficiary shall be in writing and may be delivered in person or by mail. An item shall be deemed to have been delivered and received by the Participant when it is deposited in the United States Mail with postage prepaid, addressed to the Participant or Beneficiary at his/her last address of record with the Committee.

18.5     Governing Law.

         All legal questions pertaining to the Plan shall be determined in accordance with the provisions of ERISA and the laws of the State of Delaware.

18.6     Interpretation.

         (a) Article and Section headings are for convenient reference only and shall not be deemed to be part of the substance of this instrument or in any way to enlarge or limit the contents of any Article or Section.

         (b) Unless the context clearly indicates otherwise, masculine gender shall include the feminine, and the singular shall include the plural and the plural the singular.

         (c) The provisions of this plan shall in all cases be interpreted in a manner that is consistent with this Plan satisfying the requirements of Code Section 401 (a) for qualification as an employees' trust.

18.7     Withholding For Taxes.

         Any payments out of the Trust Fund may be subject to withholding for taxes as may be required by any applicable federal or state law.

18.8     Successors and Assigns.

         This Plan and the Trust established hereunder shall insure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

18.9     Counterparts.

         This plan document may be executed in any number of identical counterparts. Each such counterpart shall be deemed a complete original in itself and may be introduced in evidence or used for any other purpose without the production of any other counterparts.

         IN WITNESS WHEREOF, in order to record the restatement of this plan, ALBERTSON'S INC. has caused this instrument to be executed by its duly authorized officer on the 24th day of September, 1999.



                                                ALBERTSON'S INC.



                                                By:    /s/ Gary G. Michael
                                                           Gary G. Michael

                                                Title: Chairman of the Board and
                                                       Chief Executive Officer